                                                                   EXHIBIT 10.76


                             ATHLETIC CLUB LEASE


LANDLORD:         MILLENNIUM PARTNERS LLC

TENANT:           S.F. SPORTS CLUB, INC.


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                               ATHLETIC CLUB LEASE
                            SAN FRANCISCO, CALIFORNIA

                                TABLE OF CONTENTS

1.  Premises and Common Areas.................................................     1
2.  Term......................................................................     3
3.  Options to Extend.........................................................     5
4.  Membership................................................................     5
5.  Rent......................................................................     5
6.  Club Name.................................................................     7
7.  Common Area Charges/Operating Expenses....................................     7
8.  Use  .....................................................................    13
9.  Notices...................................................................    15
10. Brokers...................................................................    16
11. Holding Over..............................................................    17
12. Taxes.....................................................................    17
13. Condition of Premises.....................................................    19
14. Alterations...............................................................    20
15. Repairs...................................................................    21
16. Liens.....................................................................    22
17. Entry by Landlord.........................................................    22
18. Utilities and Services....................................................    23
19. Indemnification...........................................................    24
20. Insurance.................................................................    25
21. Damage or Destruction.....................................................    28
22. Eminent Domain............................................................    31
23. Defaults and Remedies.....................................................    32
24. Assignment and Subletting.................................................    34
25. Subordination.............................................................    35
26. Estoppel Certificate......................................................    36
27. Construction..............................................................    36
28. Successors and Assigns....................................................    37
29. Surrender of Premises.....................................................    37
30. Attorneys' Fees...........................................................    37
31. Performance by Landlord...................................................    37
32. Late Charge and Interest..................................................    37
33. Mortgagee Protection......................................................    38
34. Definition of Landlord....................................................    38
35. Waiver....................................................................    38
36. Parking...................................................................    39
37. CC&Rs.....................................................................    39
38. Headings..................................................................    39


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
39. Examination of Lease......................................................    39
40. Time......................................................................    39
41. Prior Agreement: Amendments...............................................    39
42. Severability..............................................................    40
43. Limitation on Liability...................................................    40
44. Riders....................................................................    40
45. Modification for Lender...................................................    40
46. Security Agreements/Leasehold Mortgages...................................    41
47. Authorizations............................................................    41
48. Signage...................................................................    41
49. Default by Landlord.......................................................    42
50. Reasonable Consents.......................................................    43
51. No recording..............................................................    43
52. Force Majeure.............................................................    43
53. Guaranty..................................................................    43
54. Condition Precedent.......................................................    43
Signature Page................................................................

Exhibits:

Exhibit A - Legal Description of Premises
Exhibit B - Site Plan
Exhibit C - Work Letter
Exhibit D - Intentionally Omitted
Exhibit E - Guaranty Form


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                         INDEX OF MAJOR DEFINED TERMS

DEFINED TERM                               SECTION REFERENCE FOR DEFINITION
------------                               --------------------------------
Abatement Notice                           49
Actual Statement                           7.4
Alteration Threshold                       8.2
Annual Base Report                         5.1
Annual Base Rent Amount                    5.1
Assignment Date                            24.2
Assignment Notice                          24.2
CC&Rs                                      8.2
Claims                                     19.1
Club                                       1.2
Commencement Date                          2.1
Common Areas                               1.3
Lease Period                               5.2
Common Area Expenses                       7.1
Condominium Association                    8.2
Condominium Documents                      8.2
Cure Period                                49
CPI                                        5.2
CPI Increase                               5.2
Default                                    23.1
Depository                                 21.2
Development                                1.1
Floor Area                                 1.5
Force Majeure                              52
Hazardous Materials                        8.3
Improvements                               1.2
Initial Term                               2.1
In-Lieu Tax                                12.4
Landlord                                   Introductory Paragraph
Landlord's First Substantial Completion
Landlord's Second Substantial Completion   2.1
Estimate Notice
Lease                                      2.1
Lease Period                               Introductory Paragraph
Lease Year                                 5.2
Lender's Notice                            46.2
Monthly Base Rent                          5.1
Non-Disturbance Agreement                  25
Noticed Lender                             49
Common Area Expenses                       7.1


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
Operating Expenses                      3
Option Date                             7.1
Option Periods                          3
Options                                 3
Other Parkers                           36.1
Partial Taking                          22.1
Premises                                1.1
Projected Repair Date                   21.3
Property                                1.2
Receipts Tax                            12.4
Secured Lender                          21.6
Signage Approval Factors                48
Substantial Taking                      22.1
Substantially Complete                  2.1
Tenant                                  Introductory Paragraph
Tenant's Insurance Share                21.6
Tenant's Lender                         46.2
Tenant's Parkers                        36.1
Tenant's Share                          7.3
Term                                    2.1
Termination Notice                      49
Total Taking                            22.1
Trade Fixtures                          1.2
Uninsured Contribution Amount           21.1
Work Letter                             1.1


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

                               ATHLETIC CLUB LEASE

                            SAN FRANCISCO, CALIFORNIA

      THIS LEASE (the "LEASE") is made as of the __ day of __________, 1997, by and between MILLENNIUM PARTNERS LLC ("LANDLORD"), and S.F. SPORTS CLUB, INC., a Delaware corporation ("TENANT").

      1. Premises and Common Areas.

      1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the space (the "PREMISES") in a building (the "Building") to be constructed on that certain parcel of real property, in which the Improvements (as defined herein) are to be constructed, more particularly described in Exhibit A attached hereto and made a part hereof. This Lease is subject to all matters of record affecting the Property (as defined herein) and all matters that would be revealed by an accurate survey of the Property. The Premises shall constitute part of a development (the "DEVELOPMENT") as shown on the site plan attached hereto as Exhibit B and made a part hereof. The Premises are designated on the hatched portion of Exhibit B, with all depictions thereon being subject to normal construction variances and tolerances, and as otherwise provided in this Lease. Landlord at its sole cost shall, in accordance with the work letter agreement attached hereto as Exhibit C and made a part hereof (the "WORK LETTER"), perform Landlord's Work and as part of Landlord's Work, shall cause the utility connections specified in the Work Letter to be available in the locations specified in the Work Letter.

      1.2 Construction of Premises. Tenant shall cause the Premises to be improved with improvements (the "IMPROVEMENTS") in accordance with the Work Letter (defined as the "BUILDING IMPROVEMENTS" in the Work Letter) and, subject to Force Majeure (as defined herein) to the extent provided herein, within the time(s) set forth therein; the Improvements are to be used as a first-class athletic club facility (the "CLUB") more particularly described in Article 8 hereof. The design of the Improvements shall be subject to Landlord's approval, as provided in the Work Letter. In accordance with the terms of the Work Letter Landlord shall provide Tenant with a contribution in an amount not to exceed $85.00 per rentable square foot of the Premises (with such amount being referred to as "Landlord's" Contribution" and/or the "Allowance"). Tenant shall equip the Club with all required Trade Fixtures (as defined herein) as may be necessary to operate the Club in accordance with Section 8.1. Title to the Improvements and all alterations and additions thereto and replacements thereof (other than Trade Fixtures) thereafter constructed or installed on the Premises shall be and remain in Landlord. All Trade Fixtures, however, shall remain Tenant's property upon the expiration or sooner termination of this Lease. "TRADE FIXTURES" means Tenant's athletic equipment and machines and all of Tenant's furniture and other personal property not affixed to the Premises in such a manner as to do material damage upon their removal. The Premises and the Improvements are sometimes hereinafter collectively referred to as the "PROPERTY."

      1.3 Common Areas. Tenant shall have the nonexclusive right to use the Common Areas (as defined herein), in common with other tenants and/or occupants of the Development, subject to the Condominium Documents (as defined herein), the CC&Rs (as defined herein) and any other nondiscriminatory rules and regulations that Landlord and/or the Condominium Association (as hereafter defined), as applicable, shall adopt for the Development so long as such CC&Rs and rules and regulations do not (i) materially interfere with Tenant's operations on the Premises; (ii) materially increase Tenant's obligations under this Lease, or (iii) materially decrease Tenant's rights under this Lease. "COMMON AREAS" means all common areas and facilities of the Development that are now or hereafter made available for the general use, convenience and benefit of Landlord, other persons entitled to occupy a portion of the Development and/or their customers, employees and invitees, including common monuments and signs; transportation facilities areas including bus stops, taxi-limousine stands, and bicycle parking areas; trash enclosures; landscaped areas; areas designated as pedestrian walkways or pedestrian bridges; and parking areas.

      1.4 Control of Common Areas. Provided Landlord does not unreasonably interfere with, hinder or obstruct Tenant's use of the Premises or Tenant's ability to conduct business from the Premises, and does not otherwise materially diminish any of Tenant's rights pursuant to this Lease, Landlord reserves the right from time to time:

            (i) To make changes to the Common Areas, or their design, including changes in the location, size, shape and number of driveways, entrances, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways. Landlord shall keep Tenant apprised as to any proposed change to the Common Areas or their design; and

            (ii) To close temporarily any portions of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available.

                  Landlord agrees that rerouting of pedestrian walkways within the Common Areas and/or rerouting of vehicles shall not be done in a manner which would materially hinder or obstruct Tenant's ability to conduct business from the Premises.

      1.5 Definition of Floor Area. The term "FLOOR AREA" as used in this Lease shall mean the rentable square footage of the Premises (or, where applicable, of other premises located or proposed in or outside the Development), measured from the exterior surface of building walls (and from extensions thereof, in the case of openings), and from the exterior surface of any demising partitions. At such time as the Improvements have been constructed, Landlord and Tenant shall execute an amendment to this Lease documenting the Floor Area of the Premises.

      2. Term.

      2.1 Commencement. This Lease constitutes a binding agreement and the obligations of Landlord and Tenant hereunder shall be effective upon execution and delivery of this Lease by both Landlord and Tenant. However, the initial term ("INITIAL TERM") of this Lease shall commence upon the date (the "COMMENCEMENT DATE") which is the earlier of (i) the date upon which Tenant commences business operations from the Premises, or (ii) the date which shall occur six (6) months after Landlord shall "Substantially Complete" (as hereafter defined) "Landlord's Work" (as defined in the Work Letter). "Substantially Complete" means (as certified by Landlord's architect) complete subject to the completion of minor punch-list type items or other minor components of Landlord's Work, the performance of which will not materially interfere with Tenant's Work to ready the Premises for Tenant's use and occupancy thereof. Landlord shall diligently proceed to complete said punch list items. If Landlord shall be delayed in substantially completing Landlord's Work and such delay shall be caused by or shall arise out of or in connection with any of the following (each a "Tenant Delay"):

            (i) Tenant's direction that Landlord delay in proceeding with any segment or part of Landlord's Work (except under circumstances where the basis for such direction is the fact that Landlord must rectify an error in Landlord's Work that is not otherwise attributable to Tenant); or

            (ii) Tenant's changes in or alterations to the Work Letter, provided that if in Landlord's reasonable judgment (after due investigation) such changes or alterations are likely to constitute a Tenant Delay, Landlord shall advise Tenant within five (5) days after Landlord shall have made such determination thereof; or

            (iii) Tenant's request for any materials, finishes or installations not originally contemplated by this Lease or contained in the Work Letter, provided that to the extent Landlord becomes aware that any such request will delay Landlord, Landlord shall promptly advise Tenant thereof; or

            (iv) the performance of work by any person, or entity employed or hired by Tenant that actually delays Landlord in the completion of said work, provided that if Landlord shall be aware of any such delay, Landlord shall immediately notify Tenant thereof; or

            (v) any acts or omissions of Tenant, or of any affiliate of Tenant; or

            (vi) Tenant's unreasonable delay or refusal in making changes to the Work Letter reasonably requested by Landlord; or

            (vii) any breach of any of the terms of this Lease by Tenant that delays Landlord in substantially completing Landlord's Work; or

            (viii) any unreasonable failure on Tenant's part to cooperate with Landlord in connection with Landlord's performance of Landlord's Work then notwithstanding anything in this Lease to the contrary, Landlord's Work shall be deemed to be Substantially Complete as of the date that substantial completion would have occurred but for such delay and Tenant shall reimburse Landlord for any additional out-of-pocket costs, incurred by reason of any such delay.

      The parties shall execute an acknowledgment that Landlord's Work has been completed (or deemed to be completed) and that the Commencement Date has occurred, as soon as reasonably practicable thereafter. Neither Landlord's failure to request nor Tenant's failure to execute such agreement shall affect the Commencement Date. Landlord shall give Tenant notice, not less than one hundred and twenty (120) days prior to the date that Landlord anticipates Landlord shall Substantially Complete Landlord's Work (with such notice being "Landlord's First Substantial Completion Estimate Notice"). In addition to the foregoing notice to Tenant, Landlord shall provide a second notice to Tenant (with such notice being "Landlord's Second Substantial Completion Estimate Notice") not less than thirty (30) days prior to the date upon which Landlord anticipates that Landlord shall Substantially Complete Landlord's Work. The Initial Term shall terminate on the twentieth anniversary of the Commencement Date. Reference in this Lease to "LEASE YEAR" shall mean each successive twelve-month period during the Term commencing on January 1 and ending December 31 (or such other twelve month period as shall be reasonably designated by Landlord), provided that the first Lease Year shall begin upon the Commencement Date and end on December 31 of the calendar year in which the Commencement Date occurs, and the last Lease Year shall end on the last day of the Initial Term or the last day of the last exercised Option Period (as defined herein) hereunder. "TERM" as used herein shall mean the Initial Term and all exercised Option Periods.

      2.2 Access Prior to Commencement. Until the Commencement Date (but no sooner than the satisfaction of the conditions under Section 54 below), and subject to all applicable laws and ordinances, Tenant shall be entitled to maintain an office either within the Development or at a location suitable therefor reasonably acceptable to Landlord and Tenant, or, at Landlord's election, on the surface parking area (if any) adjacent to said Development, all at no cost to Tenant for Base Rent, Common Area Expenses or real property taxes, for its pre-opening and construction period activity. Tenant shall be entitled to hang a banner or other signage in the Development, subject to compliance with applicable laws, regulations, permits, approvals, ordinances, the Condominium Documents (if applicable) and CC&Rs and subject to Landlord's prior approval of all Signage Approval Factors (as defined herein). Such office shall be deemed to constitute a part of the Premises for all purposes (including, without limitation, Article 19 (Indemnification) and Article 20 (Insurance) and Tenant's obligation to pay for utilities), but Tenant shall not be required to pay Base Rent, Common Area Expenses or real property taxes with respect thereto. If Landlord makes available the surface parking area for the purpose of such temporary office, it shall be Tenant's obligation, at its sole cost, to provide a trailer for Tenant's use on such parking area and to pay all costs and expenses and bear all liabilities associated therewith.

      3. Options to Extend. Landlord hereby grants to Tenant three (3) successive options (the "OPTIONS") to extend the term of this Lease, each for a 168-month period (the "OPTION PERIODS"), upon the same terms and conditions as those set forth in this Lease for the Initial Term (except that no options to extend other than the Options are granted), and except that the applicable Monthly Base Rent (as defined herein) shall be increased in accordance with
Section 5.2 below. In order to exercise an Option, Tenant must give notice to Landlord of its intention to exercise the applicable Option on or before the date (the "Option Date") which is six months prior to the end of the Initial Term or the previous Option Period, as applicable; provided, however, that it shall be a condition precedent to the exercise of each Option that Tenant shall not be in Default as of the respective Option Date. Tenant's election not to exercise an Option, or the passage of an Option Date without exercise of the subject Option, shall thereby terminate the subsequent Option or Options. The Options are personal to Tenant and may not be assigned except in connection with a permitted assignment of Tenant's interest in this Lease.

      4. Membership. Subject to availability, Tenant agrees that all applications for membership in the Club submitted by employees of any of the tenants of the Development shall be automatically and promptly accepted. All Club memberships shall be subject to the nondiscriminatory rules and regulations promulgated by Tenant for use of the Club.

      5. Rent. Rent shall be calculated and payable as follows:

      5.1 Annual Base Rent. During the Initial Term Tenant agrees to pay Landlord annual base rent for the Premises (the "ANNUAL BASE RENT"), at the rate of $33.50 (such amount being the "Initial Annual Base Rent Amount") per rentable square foot of "Floor Area" (as hereafter defined in Section 1.5) applicable to the Premises, which amount shall be subject to increase as provided in Section
5.2. If and to the extent that the Initial Annual Base Rent Amount (i.e., $33.50 per rentable square foot of Floor Area attributable to the Premises) shall exceed eleven (11%) percent of the total amount of Landlord's Contribution and Landlord's costs for constructing the Premises and performing the work required of Landlord hereunder, then the Initial Annual Base Rent Amount shall be reduced to an amount that shall be equal to eleven (11%) percent of such total costs. Tenant shall pay Annual Base Rent in equal monthly installments on the first day of each month and each monthly installment of Annual Base Rent is referred to herein as "Monthly Base Rent." If for any reason the Initial Term commences or ends on a day other than the first day of a calendar month, then the rental for the first month and for the last month of the Term shall be prorated in the proportion that the number of days during the first and last months of the Term bears to the actual number of days in such months. In addition to Monthly Base Rent, Tenant agrees to pay as "additional rent" (sometimes referred to as "Additional Rent") all other charges payable by Tenant pursuant to the terms of this Lease. Monthly Base Rent together with all such additional rent may be collectively referred to herein as "RENT." All Rent shall be paid to Landlord, without prior demand or notice, in lawful money of the United States of America, at such place as Landlord may from time to time reasonably designate in writing and shall be due and payable on the first day of each month. Rent shall be paid to Landlord on the date due without notice or demand, and without abatement, deduction or set-off except as otherwise expressly set forth in this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the Annual Base Rent or Additional Rent, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment, as Annual Base Rent or Additional Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and Additional Rent or pursue any other remedy provided in this Lease or by law.

      5.2   CPI Increases.

            (i) The Annual Base Rent for each "Lease Period" (each "LEASE PERIOD" being a successive five-year period which shall occur during the initial term hereof and if this Lease shall be extended in accordance with Article 3 then a Lease Period shall also be deemed to include each successive five-year period occurring during any Option Period with respect to which Tenant shall have exercised an Option) which occurs subsequent to the first Lease Period, shall be increased from the amount payable during the immediately prior Lease Period by an amount (the "Rent Increase Amount") equal to the product of the Annual Base Rent payable for the immediately prior Lease Period (as previously increased pursuant to this Section 5.2) multiplied by the greater of (a) one hundred and nine (109%) percent and (b) the "CPI Increase" (as such term is hereinafter defined) up to a maximum of one hundred and thirteen (113%) percent. It is expressly agreed that under no circumstances shall the Annual Base Rent for any Lease Period be less than the Annual Base Rent for the immediately prior Lease Period.

            (ii) For purposes of this Article, the following definitions shall apply:

                  (a) The term "CPI" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor for San Francisco -- Oakland -- San Jose, CA, All Items (1982-84=100), or a successor or substitute index appropriately adjusted.

                  (b) The term "CPI INCREASE" shall mean the percentage increase, if any, of (x) the CPI for the month which occurred two months prior to the first day of the Lease Period for which the Annual Base Rent is to be determined (the "Determination Date"), over (y) the CPI for the month which is five years earlier than the Determination Date.

            (iii) In the event that the CPI ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI not been altered. In the event such CPI (or a successor or substitute index) is no longer published, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI shall be used. No adjustments or recomputations, retroactive or otherwise, shall be made due to a revision which may later be made in the first published figure of the CPI for any month.


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

            (iv) As soon as practicable, Landlord shall furnish to Tenant a statement setting forth the amount of Annual Base Rent to be paid by Tenant during the applicable Lease Period and the amount of the applicable Rent Increase Amount.

            (v) Any delay or failure of Landlord in computing or billing for the Annual Base Rent hereinabove provided shall not constitute a waiver or in any way impair the continuing obligation of Tenant to pay the amount of any Annual Base Rent due hereunder. Until Landlord furnished to Tenant the statement referred to in Subsection 5.2(iv) above (which Landlord shall do promptly following such availability), Tenant shall pay Annual Base Rent at the annual rate for the immediately prior Lease Period plus thirteen (13%) percent. In the event Tenant shall have made an overpayment, the amount of such overpayment shall be credited against Tenant's installment of Annual Base Rent and Additional Rent next becoming due hereunder.

      5.3   Free Rent Period

            Provided that Tenant shall not then be in default of any of Tenant's obligations under this Lease (following notice thereof), Tenant shall not be required to pay Monthly Base Rent for the period (the "Free Rent Period") commencing on the Commencement Date and continuing through and including the date which is one hundred and twenty (120) days after the Commencement Date.

      6. Club Name. Tenant shall be entitled to operate the Club under a name incorporating the name of the Development, or under any other name selected by Tenant and that is reasonably acceptable to Landlord. Tenant shall not use the name "Millennium". Landlord hereby approves the name "The Sports Club/San Francisco," although Tenant has no obligation to use such name. If Tenant utilizes the name of the Development as a part of the name of the Club, Tenant shall not acquire any right, title or interest in and to the name of the Development and shall not use such name for any of its other locations.

      7.    Common Area Charges/Operating Expenses.

      7.1 Definition. Commencing upon the Commencement Date, Tenant shall pay, in addition to Monthly Base Rent, all assessments and charges which are assessed against or incurred in connection with the Premises or Landlord's interest therein under the CC&Rs and all charges assessed with respect to the Premises by the Condominium Association (collectively, "COMMON AREA EXPENSES"). If at anytime during the term hereof the Premises shall not be subject to a condominium form of ownership, then in lieu of paying charges assessed by the Condominium Association, Tenant shall pay to Landlord "Tenant's Share" (as hereafter defined) of "Operating Expenses" (as hereafter defined"). Operating Expenses shall mean all costs incurred by Landlord (except as hereafter defined) in connection with the operation of the Building for each successive twelve (12) month period (as designated by Landlord) occurring in whole or in part during the Term (and any renewals). Tenant hereby acknowledges that Operating Expenses shall include the following costs (by way of illustration, but not limitation): any special or regular assessments due under the CC&Rs; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof with respect to the Common Areas; water and sewer charges; dues and fees paid to civic organizations and associations in which Landlord is a member in the jurisdiction in which the Building is located, provided that it is then customary for landlords of similar buildings to be members of such organizations and associations; accounting fees, legal fees; management fees (not in excess of four (4%) of the total revenue derived by Landlord from Landlord's operation of the Development); utilities; janitorial services; parking patrol; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Common Areas; the cost in excess of net insurance and condemnation proceeds of any capital improvements (amortized over such period as Landlord shall determine together with interest at the rate actually incurred by Landlord from a third party lender on the unamortized balance) made to the Common Areas, but only if incurred by Landlord (i) to comply with any governmental law, rule or regulation which may become effective after the date of this Lease, or (ii) where the present value of the projected costs of the improvement (including original purchase cost, installation and subsequent repairs and replacements) is less than the present value of the amount reasonably anticipated to be saved as the result of such capital improvements over the remainder of the Initial Term or an exercised Option Period, as applicable; supplies; materials; equipment; tools; payroll expenses; rental of personal property used in maintenance and other upkeep of the Common Areas; costs and expenses of gardening, landscaping and irrigation; maintenance of signs; personal property taxes levied on or attributable to personal property used in connection with the Common Areas; reasonable audit or verification fees; and costs and expenses (whether or not capitalized) of repairs, resurfacing, maintenance, painting, lighting, cleaning, steam cleaning, refuse removal, parking patrol, sweeping, sealcoating, restriping and similar items. Operating Expenses shall not include: depreciation of any kind, including on any buildings or parking structures located within the Development or on any equipment; construction costs incurred in improving or modifying space for new tenants of the Development or renovating space vacated by any tenant; any costs which are reimbursable by (i) tenants of the Development (other than through their payment of Operating Expenses), (ii) other third parties, or (iii) proceeds of insurance; Landlord's executive salaries; real estate brokers' commissions; or principal or interest on any indebtedness (except as specifically permitted above).

      7.2 Exclusions. In addition to the exclusions from Operating Expenses set forth in Section 7.1, Operating Expenses shall not include the following:

            (i) the cost of capital expenditures except for those specifically described in Section 7.1;

            (ii) costs incurred with respect to goods or services (including utilities, capital improvements, maintenance and repair) supplied to the Common Areas to the extent that such goods or services are designed for the exclusive or primary use or benefit of another tenant or tenants (provided that if such goods or services are for the primary use or benefit of another tenant or tenants, the cost thereof shall be included in Common Area Expenses to the extent it is fair and equitable to do so);

            (iii) costs incurred to the extent that such costs are reimbursed by insurance;

            (iv) any ground lease or master lease payments;

            (v) legal fees incurred by Landlord in connection with the preparation, negotiation and enforcement of leases, subleases and lease renewals.

            (vi) all leasing costs in the Development, including hard and soft costs of tenant improvements and preparation of any premises, tenant concessions, advertising costs and brokerage commissions;

            (vii) costs of purchasing or installing or maintaining artwork or signage that exclusively identifies Landlord, Landlord's agents or affiliates, or any occupant of the Development but not Tenant (it being agreed that the cost of any such signage that identifies the Development may be included within Common Area Expenses);

            (viii) costs of any rental or lease of equipment or capital items that if purchased (whether outright or financed) would otherwise be excluded from Common Area Expenses;

            (ix) costs paid to affiliates of Landlord in excess of market rates;

            (x) fines, penalties, late payment charges, and interest thereon, and other amounts imposed in lieu thereof the payment of which is attributable to Landlord's failure to act in a commercially reasonable manner;

            (xi) costs to the extent arising from or relating to the negligence or willful misconduct of Landlord or Landlord's agents, principals, employees, licensees or affiliates;

            (xii) Landlord's general overhead and general administrative expenses;

            (xiii) costs for repair or maintenance covered by warranties or service contracts (however, the costs of the warranties or service contracts shall be includable in Common Area Expenses);

            (xiv) expenditures required by Landlord's failure to comply with laws, regulations or orders, which are required to be complied with by Landlord under this Lease (except to the extent expressly permitted in Section 7.1 above);

            (xv) costs to repair latent or patent defects in Landlord's Work;

            (xvi) costs incurred due to the violation by Landlord or any other occupant of the Development of the terms or conditions of any lease;

            (xvii) costs arising from or relating to the presence of Hazardous Materials (as defined herein) in or about the Development;

            (xviii)     any costs associated with the construction of the
Development;

            (xix) insurance premiums, but only if and to the extent Landlord is reimbursed for the cost thereof by Landlord's insurers;

            (xx) bad debt expenses resulting from Landlord's negligence or improper acts;

            (xxi) costs of charitable or political contributions and fees and dues paid to trade associations (other than as provided in Section 7.1 above); and

            (xxiii) any cost payable by Tenant pursuant to other Sections of this Lease.

      7.3 Building Insurance. Except for Landlord's cost of the all-risks property insurance for the Improvements, as addressed in Section 20.4, if Landlord's cost of obtaining Landlord's Insurance for the Property and/or the Building and the operations thereof exceeds the cost of obtaining such insurance for the first twelve (12) months following the Commencement Date, Tenant shall pay to Landlord, in a manner similar to this Section 7.3 within thirty 30 days after being billed therefore, an amount equal to Tenant's Share of such increased cost.

      "Tenant's Share" of Operating Expenses shall be based on the ratio between the Floor Area of the Premises and (subject to Section 7.6 below) the total number of square feet of Floor Area in the other tenantable portions of the Development as of the date such Operating Expenses are incurred. Landlord and Tenant acknowledge that at this time it is not possible to determine the equitable allocation of all components of Operating Expenses. Accordingly, Tenant's Share of some or all of the components of Operating Expenses may from time to time be equitably adjusted by Landlord to a percentage other than that which would be arrived at by the methodology hereinbefore described for the determination of Tenant's Share, so as to ensure that Tenant will pay Tenant's equitable share of Operating Expenses. In the event Tenant shall dispute Landlord's determination as to the equitable allocation of any components of Operating Expenses, as aforesaid, and if Landlord and Tenant shall have been unable to resolve such dispute within thirty (30) days following the date that Tenant shall have notified Landlord of such dispute, then, provided that Tenant shall pay all such amounts as billed by Landlord on or before the due dates for payment, Tenant may submit such dispute to binding arbitration in accordance with the following provisions hereof. Within ten (10) days next following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be determined by arbitration, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) days, then the arbitrator to be chosen by such party shall be chosen in the same manner as hereinafter provided for the appointment of the third arbitrator in the case where the two arbitrators chosen hereunder are unable to agree upon such appointment. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within ten (10) days after the designation of the second arbitrator, then either party may apply to the American Arbitration Association or any successor organization thereto ("AAA") for the designation of such arbitrator; provided, however, nothing contained herein shall be construed to require submission of any dispute to the AAA. All arbitrators shall be persons who shall have had at least ten (10) years experience in the business of operating or managing commercial real estate in San Francisco and shall not be affiliated with either Landlord or Tenant. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination within ten (10) days, if at all possible, after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant. Any award of the arbitrators shall be limited to the determination as to whether Landlord made an equitable allocation of the component(s) of Operating Expenses which are the subject of such dispute. If it is determined that Landlord has not equitably allocated a component of Operating Expenses, then the arbitrators shall determine the equitable allocation thereof. The determination in any arbitration held pursuant to this Section 7.3 shall be final and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 7.3, and each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator shall be borne by the parties equally.

      7.4 Statements. As soon as possible after the beginning of the Initial Term Landlord shall give to Tenant a statement estimating the Common Area Expenses or Operating Expenses, as applicable for the first Lease Year. Thereafter, Landlord shall give Tenant, prior to the expiration of each Lease Year, a statement estimating the Common Area Expenses or Operating Expenses, as applicable for the following Lease Year. The estimated Common Area Expenses or Operating Expenses, as applicable shall be the estimated amount of Common Area Expenses payable by Tenant as described above. The estimated Common Area Expenses or Operating Expenses, as applicable amount shall be divided into twelve equal monthly installments (or, as to the first and last Lease Year, divided by the number of calendar months in such Lease Year), and Tenant shall pay to Landlord Tenant's monthly installment of such Common Area Expenses or Operating Expenses, as applicable on the first day of each month during the Term as additional rent. If, in any Lease Year, the actual Common Area Expenses or Operating Expenses, as applicable are less than the estimate for that Lease Year, then upon receipt of Landlord's statement ("ACTUAL STATEMENT") of actual Common Area Expenses or Operating Expenses, as applicable for said Lease Year (which Landlord shall deliver to Tenant within ninety days after the expiration of each Lease Year), any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly installment(s) falling due and the estimated monthly installments of such assessments shall be adjusted to reflect such lower assessments. Similarly, if the actual Common Area Expenses or Operating Expenses, as applicable for any calendar year are greater than the estimated payments made by Tenant for such Lease Year, Tenant shall pay the amount of such difference to Landlord within thirty days after invoice; provided, however, that if the amount due exceeds 1/2 of Monthly Base Rent then in effect, Tenant may pay such amount in thirty day installments with each installment in the amount of the lesser of the remainder due or 1/2 of the Monthly Base Rent then in effect. Notwithstanding that the Term may have terminated or expired and Tenant has vacated the Premises, when the final determination is made of the actual Common Area Expenses for the last Lease Year, Tenant shall immediately pay any increase due over the estimated Common Area Expenses or Operating Expenses (as applicable) paid and, conversely, any overpayment made in the event actual Common Area Expenses or Operating Expenses (as applicable) decrease, shall be rebated by Landlord to Tenant within thirty days after such determination. The foregoing provision shall survive the expiration or earlier termination of this Lease.

      7.5 Audit. Upon prior notice, but not more frequently than once each Lease Year, Tenant shall have the right to examine Landlord's books and records with regard to Common Area Expenses or Operating Expenses, as applicable during normal business hours. If Tenant disputes the amount of Common Area Expenses or Operating Expenses, as applicable set forth in any Actual Statement delivered by Landlord or otherwise paid by Tenant, Tenant must notify Landlord of such dispute in writing within three months following Tenant's receipt of the Actual Statement. Tenant's failure to notify Landlord of a dispute within said three month period shall be deemed Tenant's acceptance and approval of the accuracy of the Actual Statement. Provided Tenant has timely given the required dispute notice and has paid the amounts claimed to be due under the Actual Statement (including the disputed amount), Tenant shall have the right, to be exercised, if at all, not later than three months after the date Tenant gave the dispute notice, to cause Landlord's books and records with respect to the relevant Lease Year to be audited by a certified public accountant, or by another Tenant representative mutually acceptable to Landlord and Tenant. The amounts payable under the preceding paragraph by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of 5% of the Common Area Expense payments or Operating Expense payments (as applicable) previously made by Tenant for such Lease Year, Landlord shall pay for the reasonable cost of the audit not to exceed $7,500.00; otherwise, Tenant shall pay for the cost of the audit. Notwithstanding the foregoing, if any audit conducted by Tenant discloses that Landlord over-reported Common Area Expenses or Operating Expenses by more than 5% for the period covered by the audit, then Tenant shall be entitled to audit Common Area Expenses for all preceding years as to which records are available; Landlord shall maintain said records for a minimum of 60 months after the end of each Lease Year.

      7.6 Notwithstanding anything to the contrary contained herein, if in any Lease Year during which Tenant shall be paying Operating Expenses the total Floor Area of buildings in the Development which are tenantable is not fully occupied, then the Operating Expenses for such Lease Year shall be deemed to be an amount that would be incurred if such total Floor Area were occupied for such Lease Year, but in no event shall Tenant be required to pay more than 100% of the actual Operating Expenses.

      8.    Use.

      8.1 Permitted Use. The Property shall be used exclusively for a first-class coed athletic club operated by an operator with first-class expertise, reputation and experience, and

Tenant shall not use or permit the Property to be used for any other purpose, or by an operator other than Tenant or an affiliate of Tenant, without the prior consent of Landlord. As used herein, "FIRST-CLASS" shall mean comparable to other athletic clubs with comparable facilities operated by Tenant or Tenant's affiliates as of the date hereof. As a part of the athletic club operated from the Premises, Tenant shall be entitled to use portions of the Premises for uses complementary to an athletic club (but only in support of Tenant's primary operation as an athletic club), such as a pro shop, child care facility and delicatessen, so long as the type and quality of such complementary uses are consistent with the services offered in other first-class athletic clubs; provided, however, no popcorn or candy (other than for consumption at the Premises) shall be sold from the Property. Any complementary uses may be achieved through a license, which license shall be subject to all terms and conditions of this Lease but shall not otherwise require Landlord's prior approval.

      8.2   Compliance with Laws.

            (i) Tenant shall not use or occupy the Premises in violation of (i) law or the certificate of occupancy issued for the Improvements, (ii) any condominium declaration, offering plan, by-laws, house rules,, and other requirements instruments or declarations (collectively the "Condominium Documents") now or hereafter ratified by any condominium association or equivalent (such entity being the "Condominium Association") having jurisdiction over the Premises (iii) any private covenants, conditions or restrictions or reciprocal easement agreements (collectively, the "CC&Rs") which may now or hereafter be recorded encumbering the Development or (iv) any liquor license issued with respect to the Club, and shall, upon notice from Landlord, discontinue any use of the Premises which is in violation of law or of said certificate of occupancy or is a violation of the Condominium Documents, the CC&R's or said liquor license. Notwithstanding the foregoing, after the date hereof Landlord shall not amend or modify any existing CC&Rs or create new CC&Rs or Condominium Documents which materially adversely affect any of Tenant's rights hereunder or materially increase its obligations hereunder.

            (ii) Tenant shall comply with any law or directive of any governmental authority having jurisdiction which by reason of the nature of Tenant's particular use or occupancy shall impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

            (iii) Tenant shall not do or permit to be done anything which will increase the cost of (unless Tenant pays such increased cost) or which will invalidate any fire, extended coverage or any other insurance policy covering the Improvements and/or property located therein. In the event Tenant does or permits anything to be done which increases the cost of any insurance maintained by Landlord hereunder, Tenant shall promptly, upon demand, as Landlord's sole remedy for such increase (but without limiting any other remedies that may be available to Landlord if the cause of such increase is otherwise violative of any provisions of this Lease), reimburse Landlord for such increase. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Development, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises; Landlord, however, acknowledges that certain noise and vibration are incident to Tenant's use of the Premises, and that to the extent the same shall not exceed noise levels generated by other athletic clubs in similar types of buildings and shall not otherwise exceed the legally permissible decibel levels, the same shall not constitute nuisance for the purposes hereof.

            (iv) Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

            (v) Tenant shall be responsible for obtaining, at Tenant's sole cost and expense, all required licenses and/or permits authorizing the use of the Premises for an athletic and social club with the necessary cooking facilities required for Tenant's cooking operations for the Club.

      8.3   Hazardous Materials.

            (i) Tenant shall not use or permit any hazardous, toxic or radioactive materials ("HAZARDOUS MATERIALS"), to be brought upon, kept or used in or about the Premises, the Improvements or the Common Areas by Tenant, its agents, employees or contractors, unless such Hazardous Materials are necessary or useful to and customarily used in Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Materials. In addition, Tenant shall be entitled to use general office supplies, normal janitorial supplies, supplies used in maintaining its equipment and swimming pool supplies in a manner that complies with all laws regulating their use. If Tenant breaches the covenants and obligations set forth herein or, if the presence of Hazardous Materials on, in or about the Premises, the Improvements, or any other portion of the Development caused or permitted by Tenant, its agents, employees, or contractors, results in contamination of the Premises, the Improvements, or any other portion of the Development, then Tenant shall indemnify, defend and hold Landlord and the owner(s) and operator(s) of the Common Areas free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including diminution in the value of the Premises and/or the Common Areas, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises, the Improvements, or any other portion of the Development, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification by Tenant of Landlord and the owner(s) and operator(s) of the Common Areas, includes any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Improvements, or the soil or ground water on or under the Development. The provisions of this Subsection 8.3(i) shall survive the expiration or earlier termination of this Lease.

            (ii) Landlord shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises or any other portion of the Development by

Landlord, its agents, employees or contractors unless such Hazardous Materials are used, kept and stored in a manner that complies with all laws regulating such Hazardous Materials. If Landlord breaches the covenants and obligations set forth herein or if contamination of the Premises or any other portion of the Development by Hazardous Materials otherwise occurs which is caused by Landlord or its agents, then Landlord shall indemnify, defend and hold Tenant free and harmless from and against any and all claims, judgments, damages (but not consequential damages), penalties, fines, costs and liabilities and losses (including any diminution in the value of the Club) and sums paid in settlement of claims, attorneys' fees, consultants' fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification by Landlord of Tenant includes any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, or about the Premises. The provisions of this Subsection 8.3(ii) shall survive the expiration or earlier termination of this Lease.

      8.4   Restrictions.

            Landlord hereby agrees that neither Landlord nor any individual(s), firm or corporation controlled by, controlling or under common control with Landlord shall lease to, sublease to, consent to an assignment or sublease to, operate, own or become financially interested in, any other athletic club within the Development.

      9. Notices. All notices, consents, approvals, determinations and other communications required or permitted to be given hereunder must be in writing and may be given only by personal delivery, overnight delivery, facsimile transmission or by mail, and if given by mail shall be deemed sufficiently given only if sent by registered or certified mail, return receipt requested, to the following address of the party to receive such notice, signed by a duly authorized representative of the sending party. Notices shall be deemed received if sent in compliance with the aforesaid requirements, upon actual receipt for notices given by personal delivery or facsimile and upon the earlier of actual receipt or the date three business days after deposit of any notice in the United States mail if sent by registered or certified mail.

      If to Landlord:   Millennium Partners LLC
                        1995 Broadway
                        New York, New York 10023
                        Attention: Mr. Brian J. Collins
                        Fax: (212) 579-0662

      With a copy to:   Stroock & Stroock & Lavan, L.L.P.
                        180 Maiden Lane
                        New York, New York 10035
                        Attention: Roger M. Roisman, Esq.
                        Fax:  (212) 806-6006

      If to Tenant:     SCC Sports Club, Inc.
                        11100 Santa Monica Boulevard
                        Suite 300
                        Los Angeles, California 90025
                        Attention: Real Estate Dept.

      with a copy to:   Resch Polster Alpert & Berger LLP
                        10390 Santa Monica Boulevard
                        Fourth Floor
                        Los Angeles, California 90025
                        Attention: Ronald M.  Resch, Esq.
                        Fax:  (310) 552-3209

      Either party may specify a different address for notice purposes by written notice to the other.

      10. Brokers. Landlord and Tenant each warrant to the other that such party has not had any dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Weatherby Company (the "Broker"), and that such party knows of no real estate broker or agent other than Broker who is or might be entitled to a commission in connection with this Lease. If Landlord or Tenant has dealt with any person or real estate broker or agent with respect to the transaction contemplated by this Lease (other than Broker), the party so dealing with such person or broker or agent shall be solely responsible for the payment of any fee due such person or broker or agent and such party shall hold the other free and harmless from and against any liability in respect thereto, including attorneys' fees and costs. Notwithstanding the foregoing, Landlord shall be responsible for payment of all fees to which Broker is entitled by reason of this transaction, and Landlord shall make such payment to Broker in accordance with a separate agreement between Landlord and Broker.

      11. Holding Over. If Tenant holds over after the expiration or earlier termination of the Term without the express consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to 125% of the Monthly Base Rent in effect upon the date of such expiration (prorated on a daily basis), plus 100% of the other elements of Rent, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this
Article 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law.

      12.   Taxes.

      12.1 Payment. Commencing upon the Commencement Date, Tenant shall be liable for and shall pay to Landlord in equal monthly installments with its payment of Monthly Base Rent, all (i) real property taxes, (ii) personal property taxes, (iii) general and special assessments, (iv) water and sewer taxes, bonds, assessments and related charges, (v) excises, levies, license and permit fees and (vi) all other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, which at any time during or applicable to the Term may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on the Premises, the Improvements or any portion thereof. If a separate real property tax bill is not issued for the Premises at any time during the Term, but Landlord receives a tax bill for a larger parcel of real property including the Premises, Landlord shall bill Tenant for a pro rata share of such taxes; Landlord shall provide Tenant with an invoice therefor together with a detailed explanation of any proration, which proration shall be made on the basis of Tenant's Share of the ratio between Floor Area of the Premises and the total square feet of the Floor Area of the other tenantable portions of the taxed unit of which the Premises form part. If Landlord shall receive any bills, assessments or other official notices regarding any such taxes or other charges, it shall promptly forward the same to Tenant, but an inadvertent failure (or failures) to do so shall not be deemed a breach hereof. All such taxes, assessments, charges and the like billed directly to Tenant or passed on to Tenant by Landlord and paid by Tenant pursuant to the provisions of this Section
12.1 shall be excluded from Common Area Expenses or Operating Expenses, as applicable. All taxes becoming a lien upon the Premises or any portion thereof during the first and last Lease Year shall be prorated between Landlord and Tenant to the first and last day of the Term, respectively. Upon Tenant's request in writing, Landlord shall furnish to Tenant proof reasonably satisfactory to Tenant of payment of the matters referred to in this Article. If the Premises are separately assessed for real property taxes, Tenant shall have the right, following notice to Landlord, to protest, contest or object to the amount or validity of any such taxes, impositions or assessments; provided, however, that this right to contest shall not be deemed or construed to relieve, modify or extend Tenant's obligation to pay any such tax, imposition or assessment before delinquency thereof unless Tenant has provided a bond or other security satisfactory to Landlord. Tenant shall indemnify and defend Landlord and save Landlord harmless from all costs, liabilities and expenses incurred in connection with such proceedings.

      12.2 Trade Fixtures. Tenant shall be liable for and shall pay, before delinquency, all taxes levied against Trade Fixtures.

      12.3 Protest. Tenant shall have the right, at its sole cost, to request Landlord, by notice to Landlord given not less than ten days before the last date for filing any necessary protest or petition or taking any other necessary action, to initiate and prosecute any proceeding for the purpose of reducing the assessed valuation of the Premises for tax purposes. In the event that Tenant in good faith shall request Landlord, pursuant to the preceding sentence, to initiate and prosecute any proceeding, Landlord shall, at Tenant's sole expense, take all steps reasonably necessary to commence such proceeding and thereafter shall diligently prosecute the same to completion. Any actual out-of-pocket costs, including reasonable attorneys' fees, incurred by Landlord in connection with any such proceeding brought at Tenant's request shall be payable upon demand, as additional rent, by Tenant to Landlord. Any refund of moneys received by Landlord resulting from such proceeding attributable to the Premises and relating to real property taxes which may have been paid by Tenant shall be refunded by Landlord to Tenant, together with all accrued interest which is awarded thereon and received by Landlord; provided that if any such refund shall be made with respect to Landlord's property other than the Premises, then Tenant's right to the same shall be limited to its pro rata portion thereof, after payment or credit first (to the extent such monies are received by Landlord from the taxing authority), to Tenant for Landlord's costs previously paid by Tenant to Landlord as above provided and second (after all costs incurred by Landlord have been recovered), for any other actual out-of-pocket costs, including reasonable attorneys' fees incurred by Tenant in connection with any such proceeding. Tenant's rights to refunds under this
Section 12.3, if any, shall survive the expiration of this Lease.

      12.4 Definition. As used in this Lease, the term "REAL PROPERTY TAXES" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following: any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises; any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax ("IN-LIEU TAX"); any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder ("RECEIPTS TAX"), including any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possessing, leasing, operating, managing, maintaining, altering, repairing, using or occupying by Tenant of the Premises, or any portion thereof; any assessment, tax, fee, levy or charge upon this transaction or upon any document to which Tenant is a transferring party creating or transferring an interest or an estate in the Premises; any assessment, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Premises are a part; and reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to reasonably contest, determine or reduce real property taxes. Notwithstanding any provision of this Article 12 expressed or implied to the contrary, Tenant shall not be required to pay any documentary transfer taxes or recording taxes incurred by Landlord or Landlord's federal or state income, franchise, inheritance or estate taxes or any local income, franchise, inheritance or estate taxes, or other taxes in lieu thereof, except for any In-Lieu Tax or any Receipts Tax.

      13.   Condition of Premises.

            13.1 Landlord's Work. Landlord hereby agrees to cause to be completed those acts and/or improvements described as the Landlord's Work in the Work Letter within the time(s) set forth therein, subject to Force Majeure or any Tenant Delay. Landlord hereby agrees that all work to be performed by Landlord pursuant to the Work Letter shall be constructed by Landlord or Landlord's contractor in a good and workmanlike first-class manner and in full compliance with all governmental regulations, ordinances and laws existing at the time of construction. Landlord agrees to abide by its obligations, if any, under the CC&Rs. By taking possession of the Premises upon completion of the Landlord's Work and for commencement of the construction of the Improvements, Tenant shall be deemed to have: (a) acknowledged that Landlord's Work is substantially complete and is accepted "as is" and "with all faults"; (b) accepted the Premises as suitable for the purposes for which the Premises are leased; and (c) acknowledged that the Premises are in a good and satisfactory condition. Landlord hereby disclaims, and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises are suitable for Tenant's intended commercial purpose, and any and all other implied warranties (whether arising by virtue of statute, case law or otherwise). The foregoing provisions shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease.

            13.02 Design Changes. In order to provide Landlord with the necessary flexibility in the planning and organizing of the Building, Tenant agrees that the design of the Building (including the location of the demising walls for the Premises) and elements of Landlord's Work shall be subject to such changes as Landlord shall deem to be necessary or beneficial to the Building or its tenants, provided, however, that the resulting Premises shall be substantially equivalent for Tenant's purposes as prior to such changes

      14.   Alterations.

      14.1 Landlord's Approval. From and after the later of (x) the Commencement Date, or (y) completion of the Improvements, Tenant, without obtaining Landlord's prior consent, may only make alterations, additions or improvements in or to the Premises which (i) are nonstructural in nature, and (ii) do not affect the exterior of the Premises or other exterior portions of the Improvements (but only to the extent generally visible from the Common Areas). All alterations, additions and improvements other than those described in Subsections 14.1 (i) and (ii) shall require Landlord's prior consent. Before proceeding with any alteration, addition or improvement which requires Landlord's prior consent hereunder, Tenant shall submit to Landlord plans and specifications, including any applicable mechanical, electrical and plumbing drawings, for the work to be done, which plans and specifications shall require Landlord's approval. If Landlord shall disapprove of any of Tenant's plans and specifications, Tenant shall be advised of the reasons for such disapproval.

      14.2 Requirements. Tenant agrees to provide Landlord with notice of all alterations, additions or improvements Tenant intends to make to the Premises whether or not they require Landlord's prior consent as provided above. Tenant shall cause Tenant's contractor to obtain on behalf of Tenant and at Tenant's sole cost and expense all necessary governmental permits and certificates for the commencement and prosecution of any alteration, addition or improvement and for final approval thereof upon completion. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with the Condominium Documents, the CC&Rs, in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of any insurance rating bureau having jurisdiction of the Premises. Before commencing any work, Tenant shall give Landlord at least ten days' notice of the proposed commencement of such work in order to provide Landlord with an opportunity to post notices of nonresponsibility. Tenant further covenants and agrees that any mechanic's lien recorded against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, as provided in Article 16. All alterations, additions or improvements upon the Premises made by either party, including all wallcovering, built-in cabinetry, paneling and the like, shall, at Landlord's option, upon the expiration or sooner termination of the Term become the property of Landlord, and shall, at such time, remain upon, and be surrendered by Tenant with the Premises, as a part thereof.

      14.3 Removal. All articles of personal property and movable furniture, including Trade Fixtures and any other of Tenant's furniture and equipment which are installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term provided Tenant repairs any damage caused by such removal. If Tenant shall fail to remove all of its effects from the Premises upon the termination of this Lease, for any cause whatsoever, Landlord may, at it option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof so long as Landlord exercises reasonable care in doing so. In such event, Tenant agrees to pay Landlord upon demand any and all reasonable expenses actually paid to third parties incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, upon at least ten business days' prior notice to Tenant of the date, time and place of such sale, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said effects. Any rights of Landlord under this Section 14.3 shall be subject to the rights of lienholders with a security interest in Tenant's personal property.

      15.   Repairs.

      15.1 Tenant's Obligations. Except as otherwise hereinafter provided, Tenant, at Tenant's sole cost and expense, shall keep, maintain (including necessary replacements) and preserve the Property and every portion thereof, all equipment, facilities and amenities used in connection therewith and all items located on or about the Property, including plumbing, mechanical systems, floors and utility systems (including HVAC system) and all portions thereof in first-class condition and repair and shall, when and if needed, at Tenant's sole cost and expense (subject to the damage and destruction provisions herein), make all repairs to the Property and every part thereof including the interior walls but excluding the structural columns described in Section 15.2, shall repaint the interior and the exterior of the Improvements as necessary, replace all broken window glass, and repair all facilities except for: the structural columns described in Section 15.2. Tenant's obligation to keep, maintain, preserve and repair the Premises shall specifically extend to the cleanup and removal of all Hazardous Materials to the extent required in Article 8. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Property to Landlord in its condition as of the commencement of Tenant's operation of the Club for member use, usual and ordinary wear and tear and any alterations, additions and improvements permitted under this Lease excepted, and except as otherwise provided in Articles 21 and 22. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Property or any part thereof, except as provided in Section 15.2 and except for cleanup and removal of Hazardous Materials to the extent required in Article 8. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Property except as specifically set forth in Article 13. In addition, the parties hereto affirm that Landlord shall have absolutely no obligation to keep, maintain or repair any portion of the interior of the Premises except as herein expressly provided. Landlord shall be responsible for repairs to the Property caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors. Notwithstanding the foregoing, to the extent that insurance carried by Landlord or Tenant provides coverage for the cost of any maintenance or repair or replacement which is Tenant's obligation pursuant hereto, Tenant shall be entitled to all benefits of such insurance.

      15.2 Landlord's Obligations. Landlord shall (subject to reimbursement therefor pursuant to Section 7 above) keep, maintain and repair the Common Areas in a first-class manner and be responsible for the repair and maintenance of the structural elements of the Development except to the extent that the necessity for any repair or maintenance shall be attributable to alterations performed by or through Tenant or by the negligence or willful misconduct of Tenant or its employees, agents, contractors, licensees or invitees. Notwithstanding the foregoing, Landlord shall (without being subject to reimbursement therefor pursuant to Section 7), repair all defects in Landlord's construction of the Building. Landlord shall grant easements and/or grant rights of way to the extent necessary for utility companies to bring those services identified in the Work Letter to the Premises. Notwithstanding anything to the contrary contained in this Article 15 or elsewhere in this Lease, during any period during the Term that the Premises shall be subject to a condominium form of ownership, Landlord shall use diligent efforts to cause the Condominium Association to fulfill all obligations on its part to perform its repair and maintenance obligations in accordance with the Condominium Documents.

      16. Liens. Except with respect to a security agreement, financing statement, financing lien or other instrument securing the financing of Trade Fixtures and Tenant's other furniture, fixtures, equipment and improvements approved by Landlord, Tenant shall not permit to be recorded against the Premises or any portion of the Development or against Tenant's leasehold interest in the Premises, any mechanics', materialmen's or other liens, including any state, federal or local Hazardous Material clean-up liens for which Tenant is responsible under Article 8. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such lien is recorded, and is not discharged by Tenant by bond or otherwise within thirty days after the recording thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the lesser of (x) the rate of 12% per annum and (z) the highest rate then legally permissible from the date of such payment by Landlord together with Landlord's reasonable attorneys' fees and other expenses incurred by Landlord in connection with obtaining such release. Tenant expressly reserves the right to contest the validity of any such liens and to post bonds suitable to cause the release of any such liens so long as (i) prior to any such contest (and no later than 30 days after such lien has been filed) Tenant at its sole expense provides to Landlord a bond indemnifying against such lien that complies with all applicable laws, and (ii) Tenant contests such lien diligently and in good faith; provided, however, the foregoing right of Tenant to contest any such lien shall not impair or otherwise affect Tenant's indemnification and other obligations with respect to such lien.

      17. Entry by Landlord. Landlord reserves and shall at any and all reasonable times during normal business hours upon giving at least one business day's prior notice to Tenant (except in the case of emergencies, in which case no notice shall be necessary) have the right to enter the Premises and the Improvements to (i) inspect the same, (ii) show the Premises and the Improvements to prospective lenders or purchasers (and prospective tenants during the last twelve months of the Term), (iii) post notices of nonresponsibility, and (iv) alter, improve or repair the Common Areas or any other portion of the Development, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord shall provide Tenant with the opportunity to escort Landlord with regard to any entry pursuant hereto (except in case of an emergency). Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all claims, damages, losses or costs (excluding consequential damages) incurred by Tenant as a result of Landlord's entry upon the Premises pursuant to this Article 17 to the extent not covered by insurance carried by Tenant or required to be carried by Tenant hereunder. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures if reasonably required by the character of the work to be performed, provided that to the extent within Landlord's reasonable control, the business of Tenant shall be interfered with as little as is reasonably practicable (it being agreed that Landlord shall not be required to employ overtime or premium labor). It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

      18.   Utilities and Services.

            (i) Tenant agrees to pay all charges for utilities and services used by it on the Premises, including, but not limited to gas, electricity, telephone, sanitary sewer, storm drainage, water, and trash collection. Landlord shall, at Landlord's cost and expense, supply hot water for heat to such distribution facilities as may exist in the Premises following completion of Landlord's Work. Tenant shall maintain in good working order and make all necessary repairs and replacements to such distribution facilities to the extent the same are located within or exclusively service the Premises at Tenant's own cost and expense. Heat shall be supplied to the Premises at such times and periods as Tenant shall reasonably require for conducting its business at the Premises in the manner contemplated by the Lease. Landlord shall supply (or cause to be supplied) chilled condenser water to the Premises at such hours (not to exceed eighteen (18) hours per day) as Tenant may designate. Within thirty
(30) days following demand therefor, Tenant shall pay to Landlord, as Additional Rent, Landlord's then established charges which shall not exceed one hundred (100%) percent of Landlord's out-of-pocket costs for the quantities of such condenser water as Tenant may consume, as shown on the meter installed by Landlord (but maintained by Tenant) plus Landlord's administrative charge of five (5%) percent. Subject to Landlord's obligation to make utility easements and rights of way available pursuant to the provisions of Section 15.2 and to bring utility lines to the Premises pursuant to Section 1.1, Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, unless such failure shall be due to the negligence or willful misconduct of Landlord, its agents, licensees or employees and is not covered by rent abatement and business interruption insurance carried or required to be carried by Tenant. Subject to Landlord's obligation to make utility easements and rights of way available pursuant to the provisions of Section 15.2 and to bring utility lines to the Premises pursuant to Section 1.1, Landlord does not warrant that any of the utilities and services mentioned herein will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or give Tenant any right to terminate this Lease.

            (ii) Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, and that if any equipment installed by Tenant shall require additional utility facilities in excess of those specified in the Work Letter, the same shall be installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord in accordance with the standards set forth in Article 14.

      19.   Indemnification.

      19.1 Tenant's Indemnity. Notwithstanding (i) the limits of Tenant's insurance specified in Section 20.1 below and (ii) whether Tenant's insurance shall be in full force and effect, Tenant shall indemnify, defend and hold Landlord and the Condominium Association (if applicable) harmless from all costs, expenses, penalties, claims, demands and liabilities ("CLAIMS") arising from Tenant's use of the Property or the conduct of its business or from any activity, work, or thing done by Tenant in or about the Premises. Tenant shall further indemnify, defend and hold Landlord and the Condominium Association (if applicable) harmless from all Claims arising from any Default, or arising from any act, neglect, fault or omission of Tenant or of its agents, employees or licensees in the Premises, the Common Areas and/or other areas of the Development, or arising from any act, neglect, fault or omission of Tenant's invitees in the Premises, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such Claim or any action or proceeding brought thereon, but this indemnity shall not extend to Claims to the extent resulting from negligent acts or omissions or willful misconduct of Landlord or the Condominium Association, as applicable, their respective employees, agents, licensees or invitees, to consequential or punitive damages or to Claims that are as applicable covered by property insurance carried by Landlord or the Condominium Association or required to be carried by Landlord hereunder. In case any action or proceeding shall be brought against Landlord and/or the Condominium Association, as applicable by reason of any such claim, Tenant, upon notice from Landlord and/or the Condominium Association, as applicable, shall defend the same at Tenant's expense by counsel approved by Landlord and/or the Condominium Association, as applicable. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Property from any cause whatsoever, except that for which Landlord may be liable pursuant to the indemnity contained in Section 19.2.

      19.2 Landlord's Indemnity. Landlord shall indemnify, defend and hold Tenant harmless from any and all Claims arising from any activity, work, or thing done by Landlord in or about the Development. Landlord shall further indemnify, defend and hold Tenant harmless from all Claims arising from any breach or default in the performance of any obligation to be performed by Landlord under the terms of this Lease or arising from any act, neglect, fault or omission of Landlord or of its licensees, invitees, agents or employees within the Development (provided, however, it is agreed that tenants or other occupants of the Development and their respective licensees, invitees, agents or employees shall not be deemed to be Landlord's licensees, invitees, agents or employees) and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such Claims or any action or proceeding brought thereon, but this indemnity shall not extend to Claims to the extent resulting from the negligent acts or omissions or willful misconduct of Tenant, its employees, agents or licensees, to consequential or punitive damages or to Claims that are covered by property insurance carried by Tenant or required to be carried by Tenant hereunder. In case any action or proceeding shall be brought against Tenant by reason of any such Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved by Tenant; it being agreed that Stroock & Stroock & Lavan LLP and/or counsel designated by Landlord's insurer are acceptable to Tenant for such purpose.

      19.3 No Release of Insurers. Tenant's and Landlord's indemnification obligations under Sections 19.1 and 19.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies carried by Landlord or Tenant, and such indemnification obligations shall survive the expiration or earlier termination of this Lease.

      20.   Insurance.

      20.1 Tenant's Insurance. Tenant shall, during the Term and any other period of occupancy of the Premises, at its sole cost and expense, keep in full force and effect the following insurance:

            (i) Property. Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("ALL-RISK") and sprinkler leakage, covering all property owned by Tenant, for which Tenant is legally liable or that was installed solely at Tenant's expense, and which is located on the Premises, including interior improvements, furniture, fittings, installations, Trade Fixtures, equipment, facilities and any other personal property and any alterations, additions and improvements constructed by Tenant pursuant to Section 14.1 hereof (but excluding any property required to be insured by Landlord under Section 20.4), in an amount not less than the full replacement cost thereof. All proceeds from the insurance required under this Section 20.1(i) shall be used for the repair, restoration or replacement of the damaged or destroyed property unless this Lease terminates pursuant to Section 21, in which event the provisions of
Section 20.3 shall control.

            (ii) Liability. Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000.00 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. Any such coverage requirement may be satisfied by an "umbrella policy." Such policies shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Article 19) and shall (a) name Landlord, the Condominium Association (if applicable) and any mortgagee of Landlord as additional insureds, (b) contain a cross liability provision, and
(c) contain a provision that "the insurance provided Tenant hereunder shall be primary and noncontributing with any other insurance available to Landlord or the Condominium Association," so long as such provision may be available.

            (iii) Workers' Compensation. Workers' Compensation and Employer's Liability insurance (as required by state law).

            (iv) Rental Interruption. Twelve months' rent abatement and business interruption insurance which shall cover Tenant's monetary obligations under this Lease and any direct or indirect loss of earnings attributable to perils insured against under extended coverage all-risk property insurance; provided, however, that Tenant shall be entitled to self-insure such risk.

            (v) Liquor. Liquor liability insurance coverage with commercially reasonable coverage limits, but in no event less than $5,000,000.00 per occurrence, naming Landlord, the Condominium Association and any mortgagee of Landlord as additional insureds. Any such coverage requirement may be satisfied by an "umbrella policy."

      20.2 Requirements. All policies required of Tenant shall be written by an insurer satisfactory to Landlord. Prior to the date Tenant enters the Premises, but in no event later than sixty days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage required (or, in the event of self-insuring as permitted in subsection 20.01 (iv) only, evidence of Tenant's net worth of not less $10,000,000). No such policy shall be cancelable or reducible in coverage except after thirty days' prior written notice to Landlord. Tenant shall, within thirty days prior to the expiration of such policies, furnish Landlord with renewals, certificates of insurance, or "binders" thereof, and, if Tenant fails to do so within ten days following notice of such failure, then, upon an additional notice to Tenant, Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Article 20, Landlord shall deliver to Tenant a statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed, and, if obtainable, a certificate of insurance naming Tenant as the insured or as an additional insured. Tenant's obligation to carry insurance provided for in this
Article 20 may be satisfied by inclusion within the coverage of any blanket policy or policies of insurance carried or maintained by Tenant, provided that the coverage required herein will not be reduced or diminished by reason of the use of such blanket policies of insurance.

      20.3 Proceeds Upon Termination. In the event of damage to or destruction of the Improvements resulting in termination of this Lease pursuant to Article 21, (i) Landlord shall be entitled to all proceeds of the insurance required to be maintained under Section 20.4 (subject to Landlord's obligation to cause such proceeds to be disbursed for the purposes of restoration, as herein provided) and (ii) Tenant shall immediately pay to Landlord all of its property insurance proceeds, if any, plus any deductible amount (subject to the limitation described below) relating to the Improvements and all other items of property which would have become Landlord's property upon expiration or earlier termination of this Lease absent such damage or destruction (but not relating to Trade Fixtures or Tenant's other equipment, furniture or personal property). Notwithstanding the foregoing, Tenant shall not be required to pay any such deductible amounts to Landlord unless Landlord can demonstrate that it has entered into a new lease with a nonaffiliate of Landlord for an athletic club on the Premises within twelve months after termination of this Lease.

      20.4 Landlord's Insurance. Landlord may, but shall not be obligated to, take out and carry any form or forms of insurance ("Landlord's Insurance") as it may reasonably determine advisable, or as may be required by Landlord's mortgagee; provided, however, that Landlord shall be required to carry (i) Comprehensive General Liability Insurance in amounts not less than those required of Tenant pursuant to Subsection 20.1 and (ii) insurance against any peril insurable under an all-risks property insurance policy covering the Improvements, exclusive of any item insured by Tenant pursuant to Section 20.1(i), in an amount which is one hundred (100%) of the full replacement cost of the Improvements. Landlord's obligation to carry the all-risks property insurance provided for in this Section 20.4 may be satisfied by inclusion of the Improvements within the coverage of any blanket policy or policies of insurance carried or maintained by Landlord, provided that the coverage required herein will not be reduced or diminished by reason of the use of such blanket policies of insurance. Tenant shall reimburse Landlord, as additional rent payable in equal monthly installments, the cost of the all-risks property insurance for the Improvements required by this Section 20.4 commencing within thirty days following demand therefor, and the premiums for such insurance will not be included in the "Insurance Escalation" (as hereafter defined). In the event such all-risks property insurance covers improvements other than the Improvements, Tenant's pro rata share will be that proportion that the Floor Area of the Improvements bears to the total Floor Area of all improvements covered by such policy.

      20.5 Insurance Escalation. Except for Landlord's cost of the all-risks property insurance for the Improvements, as addressed in Section 20.4 above, if Landlord's cost of obtaining Landlord's Insurance for the Property and/or the Building and the operations thereof exceeds the cost of obtaining such insurance for the first twelve (12) months following the

Commencement Date, Tenant shall pay to Landlord, within thirty 30 days, after being billed therefore, an amount equal to Tenant's Share of such increased cost.

      20.6 Compliance. Landlord and Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter relating to the Premises.

      20.7 Waiver of Subrogation. All policies of all-risk, fire, extended coverage or similar property insurance which either party obtains or is required to maintain in connection with the Development, and the insurance required to be obtained by Tenant pursuant to the provisions of Subsection 20.1 (iv), and, if obtainable, all liability policies, shall include or shall be deemed to include a clause or endorsement denying the insurer any rights of subrogation against the other party. Landlord and Tenant waive all rights of recovery against the other for injury or loss due to hazards covered by insurance containing or deemed to contain such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

      21.   Damage or Destruction.

      21.1 (i) Tenant's Reconstruction. In the event the Improvements shall be damaged by fire or other perils and this Lease shall not be terminated as hereafter provided, Tenant, at its sole cost and expense, shall within a period of thirty (30) days thereafter, commence repair, reconstruction and restoration of the Improvements to their condition existing immediately prior to such damage and prosecute the same diligently to completion in compliance with all applicable laws, and this Lease shall continue in full force and effect unless this Lease is terminated as hereinafter provided. Any such repair, reconstruction and restoration shall be performed strictly in accordance with the provisions of Article 14 and Tenant shall be entitled to apply the insurance proceeds to the repair, reconstruction and restoration in the manner provided in
Section 21.2. If at any time Tenant shall fail to prosecute such work of repair or rebuilding with diligence, then Landlord may give to Tenant notice of such failure and if such failure continues for twenty days thereafter, then Landlord, in addition to all other rights which it may have, may enter upon the Premises, provide labor and/or materials, cause the performance of any contract and/or take such other action as it may deem advisable to prosecute such work. For this purpose, any contracts made by Tenant for purposes of accomplishing repair, reconstruction and restoration of the Improvements shall be in a form assignable to Landlord and shall be subject to Landlord's approval. Landlord shall be entitled to reimbursement for its costs and expenses in performing such work from any insurance proceeds and any other moneys held by the Depository (as defined herein) for application to the cost of such work in accordance with
Section 21.2. All costs and expenses incurred by Landlord in carrying out such work for which it is not reimbursed by the Depository shall be paid by Tenant upon demand, which demand may be made by Landlord periodically as such costs and expenses are incurred, in addition to any damages to which Landlord may be entitled hereunder.

            (ii) Uninsured Casualty. In the event the Improvements shall be damaged by peril which is not covered by insurance required to be maintained hereunder (or which is otherwise maintained), and if a duly qualified contractor certifies, in good faith and fair dealing, that the amount required to repair such damage exceeds the "Uninsured Contribution Amount" (as defined herein), Tenant shall have the option to terminate this Lease upon giving notice to Landlord of its exercise of such termination option within sixty days after such damage or destruction. Upon such termination of this Lease, the parties shall be released without further obligations to the other coincident with the surrender of possession of the Premises to Landlord, except for items which theretofore accrued and are then unpaid and any obligations specified in this Lease which are to survive the termination of this Lease. Notwithstanding the foregoing, in the event that Tenant exercises its option to terminate this Lease pursuant to the provisions of this Subsection 21.1 (ii), Landlord shall have the option, exercisable within thirty days after Landlord's receipt of Tenant's termination notice, to notify Tenant that Landlord elects to fund the amount required to repair such damage and destruction in excess of the Uninsured Contribution Amount, in which case such repair, reconstruction and restoration shall be performed pursuant to the procedures set forth in this Subsection 21.1(ii), except that Tenant shall contribute the Uninsured Contribution Amount and Landlord shall fund any additional amounts necessary to accomplish such repair, reconstruction and restoration. The "UNINSURED CONTRIBUTION AMOUNT" shall be Five Hundred Thousand ($500,000.00) Dollars if the casualty occurs during the first 180 calendar months of the Initial Term, which amount shall be reduced at the beginning of 193rd calendar month of the Initial Term, and every 12 months thereafter, by One Hundred Thousand ($100,000.00) Dollars, until (but not including) the beginning of the last 12 months of the Initial Term. The One Hundred Thousand ($100,000.00) Dollars Uninsured Contribution Amount in effect for the last 12 months of the Initial Term shall remain throughout any Option Periods.

            (iii) Landlord Termination. In the event that any portion of the Development (including the Building) shall be damaged to such an extent that Landlord, the Condominium Association or any of Landlord's lenders shall elect not to restore same, then Landlord shall have the right to terminate this Lease within ninety (90) days following the date of the damage or destruction or, if applicable, within a reasonable time after Landlord shall have been notified of the Condominium Association's or lender's decision not to restore. Upon such termination of this Lease, the parties shall be released without further obligations to the other coincident with the surrender of possession of the Premises to Landlord, except for items which theretofore accrued and are then unpaid and any obligations specified in this Lease which are to survive the termination of this Lease. Subject to the rights of Landlord's lenders and/or the Condominium Association, Landlord shall not elect to terminate this Lease unless a material portion of the Development (i.e., more than 25%) shall have been damaged.

      21.2 Depository. The "DEPOSITORY" shall be a bank or trust company authorized to do business in California with a net worth of at least $10,000,000.00 selected by Tenant and approved by Landlord; provided, however, that if (i) Tenant does not make such a selection within ten business days after notice and demand by Landlord, then Landlord may select the Depository and (ii) if Landlord has a lender whose loan is secured by the Property, then anyone, excluding Landlord or any affiliate of Landlord, designated by such lender shall be the Depository. Subject to Section 21.6, all property insurance moneys recovered on account of damage or destruction to the Improvements shall be applied to the payment of the cost of repairing and replacing the Improvements. If net available insurance moneys shall be insufficient to pay the entire cost of such work, then Tenant shall bear the cost thereof in excess of the net available insurance moneys. Except for work which is reasonably expected to cost less than $100,000.00 (with respect to which Landlord shall hold the proceeds), the Depository shall hold insurance proceeds and shall disburse said proceeds during the course of the work of repair, reconstruction and restoration in accordance with the provisions set forth below unless the Depository is Landlord's lender or a designee of such lender, in which event the provisions of the loan documentation shall control. The Depository shall not be required to make disbursements more often than at thirty day intervals. Landlord, Tenant and the Depository shall reasonably, promptly and in good faith prepare and execute reasonable and appropriate instructions for disbursement of the proceeds which shall include a procedure for receipt of certificates, plans, notices, lien releases and applications for payment. Notwithstanding anything to the contrary contained herein, disbursement of such insurance proceeds shall in all events (i) be subject to such requirements as may be imposed by the Condominium Association and/or any mortgagee of Landlord and (ii) include a procedure for a retainage of 10% of the cost of the work from each draw disbursed in connection with such restoration until at least 30 days after the completion of all work. If, after all of said work shall be completed in accordance with the terms of this Lease and all governmental approvals and permits required have been obtained, there are funds held by the Depository for application to the cost of such work in excess of the amounts withdrawn, then such funds (after first applying such funds to the costs and expenses of the Depository) shall be delivered to Tenant; provided, however, that if the funds held by the Depository are a result of any insurance carried by Landlord or Section 21.5, such funds shall be delivered to Landlord. The Depository may retain free of trust its reasonable fees and expenses for acting as such.

            In the event there are not sufficient funds held by the Depository to pay its fees and expenses, Landlord and Tenant shall share equally the fees and expenses of the Depository.

      21.3 No Termination or Rental Abatement. No destruction of or damage to the Property or any part thereof, whether such destruction or damage be partial or total or whether such destruction or damage shall have been covered by insurance or not, shall entitle or permit Tenant to surrender or terminate this Lease (except as provided in Section 21.1(ii)) or relieve Tenant from liability to pay in full the rents and other sums and charges payable by Tenant hereunder (except as provided in Section 21.5), or from any of its obligations under this Lease. Tenant hereby waives any rights now or hereafter conferred upon it by statute or other law to surrender this Lease or to quit or surrender the Property or any part thereof, or to receive any suspension, diminution, abatement or reduction of the rent or other sums and charges payable by Tenant hereunder on account of any such destruction or damage.

      21.4 Limited Rental Abatement. Notwithstanding anything to the contrary contained herein, in the event that the Improvements shall be damaged by peril which is not covered by insurance required to be maintained hereunder (or which is otherwise maintained) then, to the extent not covered by the rent abatement insurance or business interruption insurance required to be carried by Tenant pursuant to Subsection 20.1 (iv) (whether by self insuring or otherwise), unless such damage was caused by the wrongful act or neglect of Tenant, Tenant shall be entitled to abate its obligations to pay Monthly Base Rent and, as applicable, Common Area Expenses or Operating Expenses, for the period from the date of such peril until the earlier of (i) the date upon which Tenant opens for operation of its business, or (ii) the date which is nine months after the date of such peril provided that such nine month period shall be reduced to the extent that Tenant does not diligently seek to repair the damage caused as a result of such peril. From and after the expiration of such rental abatement, Tenant's obligation to pay Monthly Base Rent and, as applicable Common Area Expenses or Operating Expenses shall once again commence.

      21.5 Lender's Prior Rights to Insurance Proceeds. Notwithstanding anything to the contrary herein, Tenant acknowledges that the rights of any lender holding a mortgage or deed of trust against the Premises ("SECURED LENDER") to any insurance proceeds applicable to the Improvements, except for Tenant's Insurance Share, shall be superior to the rights of Landlord and Tenant to such proceeds. "TENANT'S INSURANCE SHARE" is equal to Tenant's "pro rata share" (as determined in accordance with Section 22.1) of the insurance proceeds payable for the damaged Improvements. Landlord agrees to use commercially reasonable efforts to cause the Secured Lender to make the insurance proceeds in which the Secured Lender has a prior interest available to Tenant for reconstruction as contemplated in this Lease. If, within 270 days following a casualty, a Secured Lender has not made such proceeds available for reconstruction, then at Tenant's election this Lease shall terminate as of said 270th day, unless Landlord gives notice to Tenant on or before said 270th day that Landlord is willing to provide the sums necessary for reconstruction in excess of any deductibles and Tenant's Insurance Share, in which case this Lease shall not terminate and Landlord shall deposit such sums with the Depository and Tenant shall reconstruct the Premises in accordance with the provisions of this Article 21. The disbursement of any insurance proceeds applicable to the Improvements shall be subject to the control of the Secured Lender notwithstanding anything to the contrary in
Section 21.2.

      22.   Eminent Domain.

      22.1 Permanent Taking. In case all of the Property (a "TOTAL TAKING"), or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof to the extent Tenant cannot operate the Club (a "SUBSTANTIAL TAKING"), shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent, or in lieu of, such taking, this Lease shall automatically terminate effective as of the date possession is required to be surrendered to said authority. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business (a "PARTIAL TAKING"), Tenant shall restore the Property to substantially its same condition prior to such Partial Taking and a fair and equitable allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Property of which, Tenant shall be so deprived on account of such taking. Tenant shall not assert any claim against Landlord for any compensation because of such taking. In the event of a Total Taking, Substantial Taking or Partial Taking, any award shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Premises or the beneficiary of any deed of trust which constitutes an encumbrance thereon, except that Tenant shall be entitled to any portion of such award related to (i) Trade Fixtures or Tenant's other equipment and/or personal property which is taken, (ii) Tenant's moving expenses and loss of goodwill, (iii) Tenant's "pro-rata share" of the straight-line (on a 20-year basis) unamortized costs of the Improvements taken, and (iv) in the case of a Partial Taking only, the amount required to restore the Property to substantially its same condition prior to such Partial Taking which shall be held by the Depository for Landlord and shall be disbursed to Tenant for the purposes of such restoration upon the same terms and conditions as if they were insurance proceeds under Section 21 hereof. For the purposes of this Section 22.1, "PRO-RATA SHARE" shall be determined by the proportion that the cost paid by Tenant for the taken Improvements bears to the total of those costs paid therefor by Landlord and
Tenant: Nothing contained in this Section 22.1 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Trade Fixtures or Tenant's other personal property, fixtures and goodwill and for relocation expenses. Landlord agrees not to interfere with Tenant's right to participate in any condemnation proceedings. The provisions of this Section 22.1 shall survive the termination of this Lease.

      22.2 Temporary Taking. In the event of taking of the Property or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Article 15 with respect to surrender of the Property and upon such payment shall be excused from such obligations. For purpose of this Section 22.2 a temporary taking shall be defined as a taking for a period of ninety days or less.

      22.3 Waiver. Landlord and Tenant each hereby waive any statutory rights of termination which may arise by reason of a taking.

      23.  Defaults and Remedies.

      23.1 Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant ("DEFAULT"):

            (i) The vacation or abandonment of the Premises by Tenant or failure to continuously operate the Club in accordance with Article 8 hereof where Tenant has failed to cure such vacation, abandonment or failure to operate within thirty days following notice from Landlord to Tenant of the need for such cure (the parties agree, however, that cessation of operations of business from the Premises from time to time for periods not exceeding forty-five days for the purpose of making alterations, additions or improvements to the Property shall not be considered vacation or abandonment of the Premises);

            (ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder (including the Work Letter), where such failure shall continue for a period of ten business days following notice from Landlord to Tenant that such payment is due; provided, however, Tenant shall be entitled to such notice and opportunity to cure on only two occasions during any 12-month period;

            (iii) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease (including the Work Letter) to be observed or performed by Tenant, other than as specified in Subsections 23.1(i) or (ii), where such failure shall continue for a period of thirty (30) days after notice thereof from Landlord to Tenant. If the nature of the Default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said thirty-day period and thereafter diligently prosecutes such cure to completion, which completion shall occur not later than 120 days from the date of such notice from Landlord; or

            (iv) (a) The making by Tenant of any general assignment for the benefit of creditors; (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within 120 days; (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 120 days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within 120 days.

            Any notice provided for in this Section 23.1 shall be in addition to, and not in lieu of, any statutorily-required notice regarding unlawful detainer actions.

      23.2 Remedies. In the event of any Default, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

            (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

            (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (iii) the worth at the time of award of the amount by which the unpaid Monthly Base Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

            As used in Subsection 23.2(i) and (ii), the "worth at the time of award" is computed by allowing interest at the rate of 12% per annum. As used in Subsection 23.2(iii), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable for consequential or punitive damages which may be suffered by the other as a result of a default by Landlord or default by Tenant under this Lease.

      23.3 Re-entry. In the event of any Default, Landlord shall also have the right, without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this
Section 23.3 shall be construed as an election to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

      23.4 Cumulative Rights. Except as otherwise expressly provided in this Lease, all rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the others, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any Default shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such Default if such Default persists or is repeated, and no express waiver shall affect Defaults other than as specified in said waiver.

      24.  Assignment and Subletting.

      24.1 Landlord's Consent. Tenant shall not, either voluntarily or by operation of law, assign, sublet, pledge, encumber hypothecate or transfer this Lease, without the prior consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. Without limiting the foregoing, it shall be a condition to Landlord's consent hereunder that the assignee execute, acknowledge and deliver to Landlord an agreement whereby such assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform.

      24.2 Notice. Subject to the provisions of Article 46, in the event Tenant desires to assign, sublet, hypothecate or otherwise transfer this Lease (other than to Tenant's Lender in which case Article 46 shall apply) then at least thirty days prior to the date when Tenant desires the transaction to be effective (the "ASSIGNMENT DATE"), Tenant shall give Landlord a notice (the "ASSIGNMENT NOTICE"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, the Assignment Date, and any ownership or commercial relationship between Tenant and the proposed assignee or sublessee. If

Landlord requests additional detail within ten days after Tenant's initial submission, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and without otherwise limiting the provisions of Section 24.1 above, Landlord may withhold consent to any assignment or sublease until such information is provided to it.

      24.3 Ownership Transfers. Any dissolution, merger, consolidation, or other reorganization of the corporation which constitutes Tenant, or the sale or other transfer of more than 50% of the corporate stock of the corporation, or the sale of more than 50% of the value of the assets of the corporation, shall be deemed an assignment prohibited by this Article 24 unless (i) Landlord's consent is obtained, or (ii) the net worth of Tenant's parent corporation or the reorganized tenant entity, as applicable, shall not be less than the net worth of Tenant's parent corporation as of the date hereof and if the net worth of the reorganized tenant entity shall be less than the net worth of Tenant's parent corporation as of the date hereof, the parent corporation directly or indirectly retains control of the reorganized tenant entity and continues to guaranty the obligations of Tenant hereunder and in either event subject to the express condition that the Premises shall (to Landlord's reasonable satisfaction) be operated in a manner consistent with the standards applicable with Sports/Club New York as of the date hereof. The term "CONTROL" as used in this Section 24.3 shall mean the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or by law.

      24.4 No Release. Any sale, assignment, subletting, hypothecation or transfer of this Lease that is not in compliance with the provisions of this
Article 24 shall, at Landlord's option, be void. The consent by Landlord to any assignment or sublease shall not be construed as relieving Tenant or any assignee of this Lease from any liability or obligation hereunder whether or not then accrued. This Article 24 shall be fully applicable to all further sales, hypothecations, transfers and assignments of any portion of the Premises by any successor or assignee of Tenant.

      25. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Premises or any ground lessor with respect to the Premises, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises is specified as security, and (iii) the Condominium Documents (as same may now or hereafter exist) and (iv) any CC&Rs (as may now or hereafter exist) that do not materially increase Tenant's obligations hereunder nor materially decrease Tenant's rights hereunder. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver within fifteen business days after demand by Landlord and in the form requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such ground leases or underlying leases, the lien of any such mortgage or deed of trust, the Condominium Documents or the CC&Rs, and, effective upon a failure to do so, Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant. In consideration of, and as a condition precedent to, Tenant's agreement to be bound by the subordination provisions of this Article 25, Landlord shall provide to Tenant for Tenant's execution, a commercially reasonable subordination, attornment and nondisturbance agreement ("NON-DISTURBANCE AGREEMENT"), in recordable form, that in any event shall not provide for any material increase in Tenant's obligations nor any material decrease in Tenant's rights under this Lease and shall be executed by all future ground lessors, mortgageholders and deed of trust beneficiaries of any of Landlord's interest in the Premises desiring to subordinate this Lease to the ground lease, mortgage or deed of trust, as applicable. In the event Landlord fails to obtain any Non-Disturbance Agreement, then, as to the mortgage, deed of trust or ground lease which would have been the subject thereof, this Article 25 shall be void and of no force or effect.

      26.  Estoppel Certificate.

      26.1 Delivery. Within fifteen business days following any request which Landlord or Tenant may make from time to time, the other party shall execute and deliver to the requesting party a statement certifying: (i) the Commencement Date; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there has been modification hereto, that this Lease is in full force and effect, and stating the date and nature of such modification); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that to the best of the certifying party's knowledge there is no current default under this Lease by either Landlord or Tenant except as specified in the statement; and (v) such other matters reasonably requested by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this
Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises, the Club or any interest in either, and said statement shall so state.

      26.2 Failure to Deliver. Landlord's or Tenant's failure to deliver any statement required pursuant to Section 26.1 within such time shall be conclusive upon such failing party (i) that this Lease is in full force and effect, without modification except as may be reasonably represented in good faith by Landlord or Tenant, (ii) that there is no uncured default in Landlord's or Tenant's performance, and (iii) that not more than one month's rental has been paid in advance.

      26.3 Financial Statements. Within 10 days after Landlord's written request, Tenant shall furnish to Landlord (i) no more often than once per calendar-quarter, the most current existing audited financial statements of Tenant (which shall, at a minimum, include a balance sheet and income statement), and (ii) if at any time Tenant is not a publicly-traded entity or an affiliate thereof which files consolidated financial statements, such other information relating to Tenant's financial condition as may be reasonably required by Landlord.

      27. Construction. This Lease is to be governed by and construed in accordance with the internal laws of the State of California. Whenever the context so requires herein, the neuter gender shall include the masculine and feminine, and the singular number shall include the plural, and vice versa. This Agreement shall be construed as having been drafted by both parties, jointly, and not in favor of or against one party or the other. When used herein, the terms "including," "include," "including without limitation," and similar terms shall be construed as prefacing examples, components or illustrations rather than exhaustive definitions, unless a contrary intent is specifically stated, such as "including and expressly limited to," or in similarly unambiguous terms.

      28. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      29. Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises and, subject to the provisions of
Article 14, all alterations and additions thereto, in good order, repair and condition, reasonable wear and tear excepted.

      30. Attorneys' Fees. If Landlord should bring suit for possession of the Premises, or if Landlord or Tenant should bring suit for the recovery of any sum due under this Lease or because of the breach of any provisions of this Lease, or for any other relief against the other hereunder, or in the event of any other litigation between the parties with respect to this Lease, including any action for declaratory relief filed by Landlord or Tenant, then the prevailing party shall be entitled to an award of all costs and expenses, including reasonable attorneys' fees, in addition to all other relief awarded.

      31. Performance by Landlord. If Tenant shall fail to pay any sum of money owed hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and (except in the event of an emergency) such failure shall continue beyond the cure periods set forth in Section 23.1, Landlord may, without waiving or releasing Tenant from the obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of 12% per annum, from the date of such payment by Landlord, shall be payable to Landlord upon demand as additional rent.

      32. Late Charge and Interest. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by any encumbrance covering the Premises. Therefore, if any installment of Monthly Base Rent or any other sum of money due hereunder is not timely paid by Tenant and such failure continues for ten days after notice thereof from Landlord, Tenant shall pay to Landlord, as additional rent, the sum of 4% of the overdue amount as a late charge; provided, however, Tenant shall be entitled to such 10-day notice and opportunity to cure on only two occasions during any 12-month period. To the extent permitted by applicable law, such overdue amount shall also bear interest commencing upon the due date, as additional rent, at the lesser of the maximum rate than permitted by law and 12% per annum. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be required to pay any amounts that would be characterized as interest under applicable law in excess of the amounts that could be lawfully charged, collected and received by Landlord under applicable law. Landlord and Tenant intend to comply with all usury laws with respect to this Lease.

      33. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage given by Landlord covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee the same opportunity to cure Landlord's default as provided to Landlord under Article 49 plus an additional period of 60 days. In addition, in those instances which reasonably require such beneficiary or mortgagee to be in possession of, or have title to, the Development (or any portion thereof) to cure any such default, the time herein allowed to such beneficiary or mortgagee to cure such default shall be deemed extended to include the period of time reasonably necessary to obtain such possession or title with due diligence, and in those instances in which such beneficiary or mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Landlord from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the time herein allowed such beneficiary or mortgagee to prosecute such foreclosure or other proceeding shall be extended for the period of such prohibition.

      34. Definition of Landlord. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of Landlord's interest under this Lease. In the event of any transfer, assignment or other conveyance or transfer of such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall (in absence of a writing hereafter described) be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, and in absence of any writing to the contrary, the transferee shall be to have assumed same. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms or conditions of this Lease.

      35. Waiver. A waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord, respectively, in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the Monthly Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

      36. Parking. Landlord shall make up to one hundred and fifty (150)
parking spaces available on a non-exclusive basis, for daily use between 6:00 a.m. (or such earlier time that the parking garage shall open) and 6:00 p.m., by Tenant and Tenant's members. Landlord shall charge Tenant an amount equal to seventy-five (75%) percent of the then market rate for such parking spaces in the vicinity of the Building (as reasonably determined by Landlord).

      37. CC&Rs. Tenant shall faithfully observe and comply with the Condominium Documents, and all reasonable and nondiscriminatory rules and regulations Landlord shall adopt for the Development (as the same may be changed from time to time) and the CC&Rs. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Development of the Condominium Documents (if applicable) any of said rules, regulations or CC&Rs. Landlord agrees that future amendments to the CC&Rs and any such rules and regulations shall not materially interfere with or interrupt Tenant's ability to operate a first-class Club in accordance with the terms and provisions of this Lease and shall not materially increase Tenant's obligations hereunder nor materially decrease Tenant's rights hereunder, nor be enforced as to Tenant discriminatorily.

      38. Headings. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      39. Examination of Lease. Submission of this instrument for examination or signature by Landlord or Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

      40. Intentionally Omitted.

      41. Prior Agreement; Amendments. This Lease, together with the addenda and exhibits attached hereto, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest (subject to the consent requirement in Article 24). The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by this Lease to the extent they are not incorporated herein.

      42. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

      43. Limitation on Liability. It is expressly understood and agreed that any money judgment against Landlord resulting from any default or other claim arising under this Lease shall be satisfied only out of Landlord's interest in
(i) the Premises, if the Premises shall then be subject to a condominium form of ownership or (ii) the Development if the Premises shall not then be subject to Condominium Ownership. No other real, personal or mixed property of Landlord, wherever situated, shall be subject to levy on any such judgment obtained against Landlord. If Landlord's interest in the Premises or Development, as applicable, is insufficient for the payment of such judgment, Tenant shall not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the fullest extent waivable under law, any right to satisfy said money judgment against Landlord except from Landlord's interest in the Development or Premises, as applicable, and except as otherwise provided above.

      44. Riders. Clauses, plats, exhibits, addenda and riders, if any, affixed to this Lease are a part hereof.

      45. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Premises or consent of Landlord's existing lenders to the terms of the transactions contemplated pursuant to this Lease, a lender shall request reasonable modifications in this Lease as a condition to such financing or the granting of its consent, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder, materially decrease Tenant's rights hereunder or materially adversely affect the leasehold interest hereby created; provided, further, however, that Tenant shall have no obligation to agree to any such modifications unless such modifications are approved by Tenant's Lender. If, in connection with obtaining financing for the Improvements, Tenant's Lender (as defined in Article 46) shall request reasonable modifications to this Lease, Landlord agrees to make reasonable nonmaterial modifications to this Lease and further agrees not to unreasonably withhold, delay or defer its consent thereto provided such modifications do not decrease the monetary obligations of Tenant hereunder or materially affect Landlord's rights hereunder; provided, however, that Landlord shall have no obligation to agree to any such modifications unless such modifications are approved by Landlord's mortgagee.

      46. Security Agreements/Leasehold Mortgages .

      A. Tenant covenants and agrees that Tenant shall not encumber or place or permit to be placed any mortgages or other encumbrances on the leasehold interest granted hereunder and that no security agreement, whether by way of conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed upon any improvement made by Tenant which is affixed to the realty.

      B. In the event that any of the machinery, fixtures, furniture and equipment installed by Tenant in the Premises are purchased or acquired by Tenant subject to a chattel mortgage, conditional sale agreement or other title retention or security agreement, Tenant undertakes and agrees that no such chattel mortgage, conditional sale agreement or other title retention or security agreement or Uniform Commercial Code ("UCC") filing statement shall be permitted to be filed as a lien against the Building and real property of which the Premises form a part and to cause to be inserted in any of the above described title retention, chattel mortgage or security agreements the following provision:

      "Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sale agreement, title retention agreement or security agreement shall not create or be filed as a lien against the land, building and improvements comprising the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed."

      C. In addition to any other rights that Landlord may have by reason of Tenant's failure to comply herewith, if any such leasehold mortgage or other encumbrance, lien or UCC filing statement, based on an agreement as above described, is filed as an encumbrance, as applicable, against the Building or improvements of which the Premises form a part, the Premises and/or any interest thereon, Tenant shall, within thirty (30) days following written notice thereof from Landlord, cause such leasehold mortgage or other encumbrance, lien or notice to be removed or discharged at Tenant's own cost and expense, and Tenant's failure to do so shall constitute a breach of a material provision of this Lease.

      47. Authorizations. Each individual executing this Lease on behalf of Landlord or Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant, respectively, in accordance with the provisions of duly adopted corporate resolutions, and that this Lease has been duly and properly executed and delivered by Landlord or Tenant, respectively.

      48. Signage. Tenant agrees that any and all exterior building signs on the Premises shall be subject to the approval of Landlord (and if applicable the Condominium Association) with respect to the graphics, materials, color, design, lettering, language, lighting, specifications and exact location ("SIGNAGE APPROVAL FACTORS"), and that Tenant shall be entitled to the legal maximum of such exterior building signs. All signage shall be of a size not in excess of that permitted by applicable law and shall otherwise comply with applicable laws, regulations, permits, approvals, ordinances, the Condominium Documents and CC&Rs; provided, however, that no change in the CC&Rs shall require Tenant to modify its original (or, if theretofore modified, its then-existing) exterior signs. At the expiration or sooner termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause all such signage to be removed from the exterior of the Improvements and shall cause the exterior of the Improvements to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signs and restore the exterior of the Improvements by the expiration or sooner termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within ten days after Tenant's receipt of an invoice therefor. In addition to the foregoing, at all times Tenant shall be entitled to erect and maintain, as needed in Tenant's judgment but subject to Landlord's approval, throughout the Development, appropriate directional signage with respect to Tenant's parking.

      49. Default by Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty days after notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address have been furnished in writing to Tenant ("NOTICED LENDER"), specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion. In addition, the Noticed Lender shall be entitled to such additional period of time to cure any such default as is set forth in Section 33 hereof. Notwithstanding anything in this Lease to the contrary, if (i) access to the Premises is unavailable as a result of any blockage occurring in the Common Areas that is caused by Landlord or its agents, Tenant shall have the right to give Landlord and any Noticed Lender notice of such events ("ABATEMENT NOTICE"). If the blockage in the Common Areas which denies access to the Premises has not been repaired within the "Cure Period" Tenant's obligations to pay Monthly Base Rent and Common Area Expenses (or if applicable, Operating Expenses) shall be abated for the period after the Abatement Notice until the cure of the condition giving rise to such notice for the entire amount of Monthly Base Rent and Common Area Expenses (or if applicable, Operating Expenses) if the condition giving rise to such abatement right is a denial of access to the Premises due to a blockage of the Common Areas. In the event that for a period of ninety consecutive days following the Abatement Notice, the condition giving rise to such notice has not been cured, Tenant shall have the right to deliver an additional notice ("TERMINATION NOTICE") to Landlord and the Noticed Lender specifying that such item has not been cured within such period and if such condition is not then cured within thirty business days after the Termination Notice, Tenant may terminate this Lease by giving notice thereof to Landlord and the Noticed Lender prior to the date upon which such condition is cured. The foregoing rights and remedies are in addition to all other rights and remedies available to Tenant at law or in equity. Except as provided in this Section 49, Tenant shall not have the right to terminate this Lease as a result of Landlord's default hereunder. Landlord's liability hereunder in the event of a default shall be limited as set forth in
Section 43. Notwithstanding anything to the contrary contained herein, if the blockage occurring in the Common Areas is the result of a fire or other casualty or a taking in eminent domain, then this
Section 49 shall be inapplicable and Sections 21 and 22 shall govern the rights of the parties.

      50. Reasonable Consents. Except for any matter which has a material impact on the exterior appearance of the Improvements or except as otherwise provided herein, any time the consent, approval, determination, designation, or other discretionary judgment is required of Landlord or Tenant under this Lease, such consent, approval, determination, designation, or other discretionary judgment shall not be unreasonably delayed, withheld, conditioned, exercised or decided, notwithstanding the presence in some instances of words to that effect and their absence in other instances.

      51. No recording. It is expressly agreed that Tenant may not and shall not record this Lease or any memorandum hereof.

      52. Force Majeure. The occurrence of any of the following events shall be referred to herein as "FORCE MAJEURE" and shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform (excluding financial inability). Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Monthly Base Rent, Common Area Expenses or any other sums hereunder (but may delay the commencement of such obligations to the limited extent expressly provided for in Section 2.1 above) or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event.

      53. Guaranty. Currently with the execution hereof by Tenant and as a condition to the effectiveness of this Lease, Tenant shall cause The Sports Club Company to execute and deliver to Landlord a guaranty of this Lease in the form and substance set forth in Exhibit E attached hereto which is acceptable to Landlord.

      54. Condition Precedent. Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days' written notice to the other party (without penalty) if Landlord shall not have closed upon additional financing for the construction of the Improvements and other portions of the Development (all such approvals and terms to be acceptable to Landlord in its sole and absolute discretion) not later than December 31, 1998 ("Deadline Date"). In the event that Tenant shall serve a termination notice pursuant to this Article 54 and Landlord shall secure the necessary financing within the aforesaid thirty
(30) day period or Landlord shall fund the Improvements and construction without the required financing (it being expressly agreed that Landlord shall have no obligation whatsoever to do so), then Tenant's termination notice shall be of no force and effect. In the event Landlord or Tenant shall terminate this Lease, as aforesaid, neither party shall have any further rights or obligations hereunder.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:                               MILLENNIUM PARNTERS LLC
                                        By:   Millennium Partners Management
                                              LLC

                                        By:   /s/  Brian J. Collins
                                              ----------------------------------
                                              Its: Vice President


TENANT:                                 S.F. SPORTS CLUB, INC.
                                        a Delaware corporation

                                        By:   /s/  John M. Gibbons
                                              ----------------------------------
                                              Its: President
                                                   -----------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                                    SITE PLAN

                                    EXHIBIT C

                                   WORK LETTER

                                    EXHIBIT D

                              INTENTIONALLY OMITTED

                                    EXHIBIT E

                                GUARANTY OF LEASE

      1. The undersigned (hereinafter called "Guarantor"), as a material inducement to and in consideration of MILLENNIUM PARTNERS LLC, ("LANDLORD"), entering into a written lease (the "LEASE") with S.F. SPORTS CLUB, INC., a Delaware corporation ("TENANT"), guarantees to Landlord, and its successors, the full and timely performance by Tenant and its successors of each and all of the provisions (as defined below) of the Lease and any and all modifications or extensions thereof, including without limitation the payment of all Rent (as defined in the Lease) and all other indebtedness (as defined below) accruing under the Lease. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Tenant heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary, and however arising, whether or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined. The word "provision" is used herein in its most comprehensive sense and includes any and all terms, agreements, covenants, conditions, clauses, qualifications, restrictions, reservations, or any other stipulations in the Lease that define or otherwise control, establish or limit the performance required or permitted under the Lease.

      2. Guarantor agrees that the liability under this Guaranty of Lease shall be primary and that in any right or action which may accrue to Landlord, or its successors (as defined below) under the Lease or this Guaranty of Lease, Landlord or its successors, at their option, may bring a separate action against Guarantor whether action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other guarantor or Guarantor or Tenant, or all, are joined in the action. The guaranty hereunder shall continue regardless of whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, the benefit of which as to liability under this Guaranty of Lease is expressly waived by Guarantor, provided that Landlord has, within the applicable statute of limitations period filed an action against Tenant with respect to such specific indebtedness. No delay or omission in the exercise of any right or remedy of Landlord upon any default under the Lease by Tenant, or upon any indebtedness hereunder shall impair such a right or remedy or shall be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default; it shall constitute only a waiver of timely payment for the particular Rent payment involved. Any waiver by Landlord of any default must be express and in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

      3. This Guaranty of Lease shall guaranty the performance by Tenant and its successors, of the Lease as changed. Assignment of the Lease or subletting of the premises (whether or not in compliance with the Lease) shall not affect this Guaranty of Lease.

      4. If Tenant or any successor of Tenant shall default under the Lease in the payment of Rent, or other indebtedness, or in the performance of any of the provisions of the Lease, and if such default shall not have been cured within the time specified in the Lease for curing said default, Guarantor shall, without relieving Tenant of any additional liability under the Lease, within fifteen days after written demand by Landlord to Guarantor, pay such Rent or other indebtedness, and pay the costs and expenses, including reasonable attorneys' fees, which may have been incurred by Landlord as a result of any such default or in the enforcement of Tenant's obligations under any provision of the Lease. In the alternative, in the event of any such default as above described, Landlord may, following fifteen days' prior written notice to Guarantor, proceed against Guarantor or Tenant, or Landlord can enforce against Guarantor or Tenant, or any or all of them, any rights that it has under the Lease, or pursuant to applicable law. The word "law" is used herein in its most comprehensive sense and includes any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over Landlord, Tenant, Guarantor, and/or the Premises, or any or all of them, in effect at the time of execution of the Lease or at any time during the Term, including, without limitation, any regulation or order of a quasi-official entity or body. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Guarantor, or without making any demand. Guarantor waives the right to require Landlord to (a) proceed against Tenant; (b) proceed against or exhaust any security that Landlord holds from Tenant; or (c) pursue any other remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Except as otherwise specifically provided in this Guaranty of Lease, Guarantor waives any right to assert or claim that it has been exonerated by any action taken by Landlord which impairs any of Guarantor's rights to be subrogated to Landlord's right against Tenant. Guarantor waives the right to enforce any remedies that Landlord now has, or later may have, against Tenant until such time as all indebtedness of Tenant (relative to Landlord) has been satisfied. Except as otherwise specifically provided in this Guaranty of Lease, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty of Lease, and waives all notices of the existence, creation, or incurrence of new or additional obligations under the Lease. Except to the extent such rights of Guarantor or obligations of Landlord are otherwise addressed in this Guaranty of Lease, Guarantor expressly waives all statutory suretyship defenses. Any notice to Guarantor shall comply with the provisions of Paragraph 9 of the Lease and shall be sent to 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025, or to any other address of which Landlord has been notified in writing from Guarantor.

      5. Guarantor authorizes Landlord, without notice or demand and without affecting the Guarantor's liability hereunder, to renew, extend, modify, or otherwise change the provisions of the Lease, at any time and from time to time. This Guaranty of Lease shall not be affected by any such renewal, extension, or modification, or by any indulgences or forbearance given by Landlord, and notice of any such act is waived by Guarantor. Landlord may, without notice, assign this Guaranty of Lease in whole or in part, but only together with an assignment of the Lease. Notwithstanding the above, Landlord may, but shall not be required to, request Guarantor to reaffirm promptly in writing its obligations under this Guaranty of Lease.

      6. If Landlord disposes of, sells, transfers, assigns, hypothecates, or otherwise conveys its interest in the Lease, or any part thereof, "Landlord" as used in this Guaranty of Lease, shall mean Landlord's successor. In the event of any assignment or subletting (as permitted under the Lease) of Tenant's interest therein, "Tenant" as used in this Guaranty of Lease shall mean Tenant's successor. The word "successor" is used herein in its most comprehensive sense and includes any assignee, sublessee, transferee, personal representative, heir or other person or entity succeeding lawfully, and pursuant to the provisions of the Lease, to the rights or obligations of either party.

      7. If Landlord is required to enforce any of the Guarantor's obligations, the nonprevailing party, or any of them, shall pay to the other all costs incurred, including, without limitation, reasonable attorneys' fees, which obligation by such party to pay such costs shall begin to accrue upon retention by the prevailing party of attorneys, and shall be enforceable and payable regardless of whether suit is brought by said attorneys or prosecuted to judgment.

      8. The provisions of this Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California and its terms and provisions may not be waived, altered, modified or amended except in writing duly signed by the parties hereto. If any provision of this Guaranty of Lease shall for any reason be determined by a court of competent jurisdiction to be unenforceable by Landlord in any respect, such unenforceability shall not affect any other provision hereof, and this Guaranty of Lease shall be construed as if such unenforceable provision had not been contained herein. This Guaranty of Lease has been drafted jointly by Landlord and Guarantor, and consequently, shall be construed neutrally.

      9. Guarantor's obligations under this Guaranty of Lease shall be binding upon Guarantor's successors and shall inure to the benefit of and shall be enforceable by Landlord, its successors and assigns.

      10. Terms capitalized, but not otherwise defined herein, shall have the same meaning ascribed to them in the Lease.

      11. Notwithstanding any provision hereof or of any other document to the contrary, Guarantor's obligations pursuant to this Guaranty of Lease relate only to those obligations of Tenant accruing under the Lease prior to the fifteenth
(15th) anniversary of the Commencement Date, and, if Tenant is not in default under the Lease on said fifteenth (15th) anniversary thereupon all obligations of Guarantor pursuant to, and this Guaranty of Lease, shall terminate and be of no further force or effect.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Lease as of ______, 1997.

                                      THE SPORTS CLUB COMPANY, INC.
                                      a Delaware corporation


                                      By:   /s/ John M. Gibbons
                                            ------------------------------------